UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.               )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

BUNGE LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.
April 16, 2007

Dear Shareholder:

You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on Friday, May 25, 2007 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City.

The proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.

Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. You may also appoint your proxy by telephone or the Internet by following the instructions included with the proxy card. Please submit your proxy regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting.

On behalf of the Board of Directors and the management of Bunge, I extend our appreciation for your investment in Bunge. We look forward to seeing you at the Annual General Meeting.

Alberto Weisser
Chairman of the Board of Directors
and Chief Executive Officer

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.
April 16, 2007

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

Bunge Limited’s 2007 Annual General Meeting of Shareholders will be held on May 25, 2007 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

•       Proposal 1—the election to our Board of Directors of four Class I Directors to serve for a three-year term and the election of one Class II Director to serve for a two-year term;

•       Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2007 and the authorization of the audit committee of the Board of Directors to determine the independent auditors’ fees; and

•       Proposal 3—the approval of our 2007 Non-Employee Directors Equity Incentive Plan.

Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

These matters are more fully described in the enclosed proxy statement. We will also present at the Annual General Meeting the consolidated financial statements and independent auditors’ report for the fiscal year ended December 31, 2006, copies of which can be found in our 2006 Annual Report that accompanies this Notice.

March 30, 2007 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual General Meeting.

Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. You may also appoint your proxy by telephone or the Internet by following the instructions included with your proxy card. We must receive your proxy no later than 11:59 p.m., Eastern time, on May 24, 2007.

You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.

By order of the Board of Directors.

James Macdonald
Secretary

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INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?

Bunge has sent these proxy materials to you because Bunge’s Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders on May 25, 2007. This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Bunge. Bunge’s 2006 Annual Report, which includes Bunge’s 2006 Annual Report on Form 10-K, is enclosed with these materials. Proxy materials, including this proxy statement, were first released to shareholders on or about April 16, 2007.

Bunge has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as “holders of record”) as of the close of business on March 30, 2007, the record date for the Annual General Meeting.

Bunge has requested that banks, brokerage firms and other nominees who hold Bunge common shares on behalf of the owners of the common shares (such owners are often referred to as “beneficial shareholders” or “street name holders”) as of the close of business on March 30, 2007 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Bunge has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Bunge has provided for these materials to be sent to persons who have interests in Bunge common shares through participation in the company share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to attend and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

How many votes do I have?

Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 30, 2007, there were 120,703,695 common shares issued and outstanding and entitled to vote at the Annual General Meeting.

What proposals are being presented at the Annual General Meeting?	Bunge intends to present proposals numbered one through three for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
• Election of four Class I Directors and one Class II Director;
• Appointment of Deloitte & Touche LLP as our independent auditors and authorization of the audit committee of the Board to determine the auditors’ fees; and
• Approval of the 2007 Non-Employee Directors Equity Incentive Plan as set forth in this proxy statement.

Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Annual General Meeting, Bunge does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

How do I attend the Annual General Meeting?

For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card, as well as a form of photo identification, to the shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee must bring account statements or letters from their banks or brokers showing that they own Bunge common shares, together with a form of photo identification. Registration will begin at 9:00 a.m., Eastern Time, and the Annual General Meeting will begin at 10:00 a.m., Eastern Time.

How do I vote?	You can exercise your vote in the following ways:

•  By Mail: If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can instruct your bank, brokerage firm or other nominee to vote by following the instructions on your voting instruction card.

•  By Telephone or the Internet: If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. If you appoint your proxy by telephone or the Internet, you may only appoint the designated proxies. If you are a beneficial shareholder, please check your voting instruction card or contact your bank or broker to determine whether you will be able to instruct your bank or broker by telephone or the Internet how to vote on your behalf.

•  At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares. You must bring this additional proxy to the Annual General Meeting.

Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to complete and submit your proxy or voting instructions as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?

If you sign and return your proxy card but do not indicate instructions for voting, your common shares will be voted “FOR” the election of all nominees to the Board of Directors named on the proxy card and “FOR” proposals two and three and, with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.

May I change or revoke my proxy after I return it?	You may change or revoke your proxy at any time before it is exercised in one of four ways:
• Notify our Assistant Secretary in writing before the Annual General Meeting that you are revoking your proxy;
• Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date;
• Use the telephone or the Internet to change your proxy; or
• If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Assistant Secretary at 50 Main Street, White Plains, New York 10606, U.S.A., or by facsimile to (914) 684-3497.

What does it mean if I receive more than one set of proxy materials?

It means you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of proxy materials, including our 2006 Annual Report and this proxy statement, will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Bunge’s common shares, your broker, bank or other nominee may deliver only one copy of the proxy materials to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Bunge will deliver promptly, upon written or oral request, a separate copy of the proxy statement and 2006 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and 2006 Annual Report should submit their request to Bunge’s Investor Relations department by telephone at (914) 684-2800 or by submitting a written request to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

Can I receive future proxy materials electronically?

Shareholders can help us conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically.  To enroll, please visit our website at www.bunge.com, click on the “About Bunge – Investor Information – Electronic Delivery Enrollment” links and follow the instructions provided.

What constitutes a quorum?

Two or more persons present in person at the start of the meeting and representing in person or by proxy more than one-half of the paid-up share capital entitled to vote at the Annual General Meeting form a quorum for the conduct of business at the Annual General Meeting.

What vote is required in order to approve each proposal?

The affirmative vote of a majority of the votes cast on the proposal is required for the election of directors, the appointment of Bunge’s independent auditors and authorization of the audit committee of the Board to determine the auditors’ fees, and the approval of our 2007 Non-Employee Directors Equity Incentive Plan.

Any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant.

Pursuant to Bermuda law, (i) common shares which are represented by “broker non-votes” (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

How will voting on any other business be conducted?

Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.

Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Deadline for Returning Your Proxy Card and Appointment of Proxies by Telephone or the Internet

Bunge shareholders should complete and return the proxy card as soon as possible. To be valid, the proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., Eastern Time, on May 24, 2007. If you appoint your proxy by telephone or the Internet, we must also receive your appointment no later than 11:59 p.m., Eastern Time, on May 24, 2007. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A, you must also submit your voting instructions by this deadline in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Bunge common shares on your behalf.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

We have retained Innisfree M&A Incorporated to assist us in the distribution of the proxy materials and to act as proxy solicitor for the Annual General Meeting for a fee of $12,500 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or employees. We will not pay any additional compensation to these individuals for any such services.

CORPORATE GOVERNANCE

Board Composition and Independence

Our Board consists of twelve directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Bunge’s bye-laws provide that no more than two directors may be employed by Bunge or its subsidiaries.

The Board is composed of a substantial majority of independent directors. In accordance with the listing standards of the New York Stock Exchange (“NYSE”), to be considered independent, a director must have no material relationship with Bunge either directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. The Board annually reviews commercial and other relationships between directors or members of their immediate families and Bunge, including those reported under “Certain Relationships and Related Party Transactions,” in order to make a determination regarding the independence of each director. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Guidelines, which are included as Appendix A to this proxy statement and are also available through the “About Bunge—Investor Information—Corporate Governance” section of our website, www.bunge.com.

In making its independence determinations, the Board considered that in the ordinary course of business, purchase and sale transactions may occur between Bunge and other companies with which some of our directors or their immediate family members are affiliated. In each case, these transactions were conducted on arms’ length terms at market prices and, in each case, except as described below, the amount of these transactions in each of the last three years did not exceed the thresholds set forth in the categorical standards. In addition, the Board considered and determined that the transactions with Mutual Investment Limited and its subsidiaries described in this proxy statement under “Certain Relationships and Related Party Transactions” do not impair the independence of the directors of Bunge who are current or former directors of Mutual Investment Limited as such transactions have been on arms’ length terms and are not otherwise material to us or our directors personally.

As a result of this review, the Board has determined that each director other than Mr. Weisser and Mr. Caraballo is independent. Mr. Weisser is not considered an independent director by virtue of his position as an executive officer of Bunge. Mr. Caraballo is not considered an independent director as ordinary course agricultural commodity sales to, and fertilizer purchases from, Bunge made by a company owned and controlled by Mr. Caraballo’s sister exceeded the thresholds set forth in the categorical standards for 2006. See “Certain Relationships and Related Party Transactions” for more information.

Board Meetings and Committees

The Board normally has five regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. Our Board met six times in 2006. All directors attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year.

Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. All of our committees are composed solely of directors. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. We have four standing committees: the audit committee, the compensation committee, the finance and risk policy committee and the corporate governance and nominations committee. Copies of all our committee charters are available on our website,

www.bunge.com, and in print from us without charge upon request. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

Audit Committee.   Our audit committee assists the Board in fulfilling its responsibility for oversight of (i) the quality and integrity of our financial statements and related disclosure; (ii) our compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications, independence and performance; and (iv) the performance of our internal audit and control functions. Please see the Audit Committee Report included in this proxy statement for information about our 2006 fiscal year audit. The audit committee met 12 times in 2006. The members of our audit committee are Messrs. Bachrach, Boilini, Coppinger, de La Tour d’Auvergne Lauraguais (chairman) and Engels. Each of the members of the audit committee is independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Board has determined that each of Mr. de La Tour d’Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert. In accordance with our audit committee charter, no committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board.

Compensation Committee.   Our compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and sets the compensation level based on this evaluation.  The compensation committee also reviews the evaluations of the direct reports to the Chief Executive Officer and approves and oversees the total compensation packages for the direct reports to the Chief Executive Officer, which packages include annual base salaries, performance-based cash bonuses and long-term equity-based compensation. In addition, the compensation committee reviews other benefits and perquisites offered to our executive officers. The compensation committee also oversees our equity incentive plans, which include our Equity Incentive Plan and our Non-Employee Directors Equity Incentive Plan. The compensation committee has the discretion to interpret the terms of our equity incentive plans, to amend rules and procedures relating to these plans and to take all other actions necessary to administer these plans in our best interests. The compensation committee also makes recommendations to the Board on director compensation, and periodically reviews our management succession program for senior executive positions. The compensation committee has the power to delegate its authority and duties designated in its charter to subcommittees or individual members of the compensation committee as it deems appropriate, unless prohibited by law, regulation or any NYSE listing standard. The compensation committee met three times in 2006. The members of our compensation committee are Messrs. Bachrach, Bulkin (chairman), Coppinger, Hatfield and Lupo. Each of the members of the compensation committee is independent under the listing standards of the NYSE.

Corporate Governance and Nominations Committee.   Our corporate governance and nominations committee is responsible for monitoring significant developments in the law and practice of corporate governance and the duties and responsibilities of directors of public companies, leading the Board in its annual performance evaluation, developing, recommending and administering our corporate governance guidelines and code of ethics, assisting our Board by actively identifying individuals qualified to become members of our Board and making recommendations to the Board regarding the director nominees for election at the next annual general meeting of shareholders. See also “Nomination of Directors.” The corporate governance and nominations committee met four times in 2006. The members of our corporate governance and nominations committee are Messrs. Born, Coppinger, Engels, Hatfield (chairman) and Pillard. Each of the members of the corporate governance and nominations committee is independent under the listing standards of the NYSE.

Finance and Risk Policy Committee.   Our finance and risk policy committee is responsible for supervising the quality and integrity of our financial and risk management practices. The finance and risk policy committee reviews and updates our risk management policies and risk limits on a periodic basis and advises our Board on financial and risk management practices. The finance and risk policy committee met ten times in 2006. The members of our finance and risk policy committee are Messrs. Boilini, Born, de La Tour d’Auvergne Lauraguais, Engels (chairman), Lupo and Pillard.

Corporate Governance Guidelines and Code of Ethics

Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and, subject to our bye-laws, govern the functioning of the Board. Our corporate governance guidelines are included as Appendix A to this proxy statement and are also available on our website, www.bunge.com, and in print from us without charge upon request.

We also have a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and senior financial officers. Our code of ethics is available on our website and in print from us without charge upon request. We intend to post amendments to and waivers (to the extent applicable to certain officers and our directors) of our code of ethics on our website.

Executive Sessions of Our Board

Our corporate governance guidelines provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled Board meeting. In accordance with our corporate governance guidelines, the non-management directors shall, from time to time, designate a director from among their number to preside at these executive sessions of the non-management directors. In 2006, Mr. Born presided, and continues to preside, over these sessions. The presiding director, among other things, establishes an agenda with the assistance of the other non-management directors and facilitates communications among other non-management directors at each executive session.

Communications with Our Board

To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. Additional information on the electronic mailing address and the physical mailing address is available on our website through the “About Bunge—Investor Information—Corporate Governance” section.

Communications sent to the electronic mailing or physical mailing addresses are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board and Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chairman or to the members of the corporate governance and nominations committee if no particular addressee is specified.

In addition, it is the policy of our Board that our directors attend each annual general meeting of shareholders. All of our then serving, continuing directors were in attendance at our 2006 Annual General Meeting.

Nomination of Directors

As provided in its charter, the corporate governance and nominations committee will identify and recommend to the Board nominees for election to the Board and will consider nominees submitted by shareholders. The corporate governance and nominations committee, in its commitment to our corporate governance guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. The committee strives to recommend candidates that complement the current members of the Board and other proposed nominees so as to further the objective of having a Board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the Board and its committees. In that regard, from time to time, the corporate governance and nominations committee may identify certain skills or attributes (e.g., extensive global business leadership experience) as being particularly desirable to help meet specific board needs that have arisen. When the corporate governance and nominations committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then-current mix of director attributes.

Under the corporate governance guidelines, directors must inform the Chairman of the Board and the Chairman of the corporate governance and nominations committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. While the Board has not established any term limits to an individual’s membership on the Board, no director having attained the age of 70 will be nominated by the Board for re-election or re-appointment to the Board. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.

Shareholders who wish to propose a director nominee must give written notice to our Secretary at our registered address at 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which Bunge’s proxy statement was distributed to shareholders in connection with the prior year’s annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year’s proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to recommend for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, which includes such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to Bunge that such nominee has no interests that would limit such nominee’s ability to fulfill their duties of office. Bunge may require any proposed nominee to furnish such other information as reasonably may be required by Bunge to determine the eligibility of such proposed nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the corporate governance and nominations committee. A shareholder may also recommend director candidates for consideration by the corporate governance and nominations committee at any time. Any such recommendations should include the nominee’s name and qualifications for Board membership.

In connection with the director nominations process, the corporate governance and nominations committee may identify candidates through recommendations provided by members of the Board, management or shareholders, and may also engage a search firm to assist in identifying or evaluating qualified candidates. The committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the committee may solicit the views of other members of the Board, senior management and third parties, conduct interviews of proposed candidates and may also request that candidates meet with other members of the Board. The committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The corporate governance and nominations committee has retained a professional search firm to assist it in identifying and evaluating candidates for director. Messrs. Lupo and Pillard, who joined the Board on July 19, 2006 and January 1, 2007, respectively, were initially identified as potential director candidates by the search firm retained by the corporate governance and nominations committee. The corporate governance and nominations committee has not received any nominations for director from shareholders for the 2007 Annual General Meeting of Shareholders.

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Directors

Upon the recommendation of the corporate governance and nominations committee, each of Messrs. Born, Caraballo, de La Tour d’Auvergne Lauraguais, Engels and Lupo has been nominated by the Board for election at the 2007 Annual General Meeting. Messrs. Born, Caraballo, de La Tour d’Auvergne Lauraguais and Engels are currently Class I directors, and their terms expire on the day of the 2007 Annual General Meeting. Messrs. Bachrach, Boilini, Bulkin and Hatfield are Class III directors, and their terms expire in 2008. Messrs. Coppinger, Lupo, Pillard and Weisser are Class II directors, and their terms expire in 2009. In order to create a better balance of skills, experience and tenure among the classes of directors on the Board, the corporate goverance and nominations committee has recommended the nomination of Messrs. Born, de La Tour d’Auvergne Lauraguais, Engels and Lupo for election as Class I directors and Mr. Caraballo for election as a Class II director. The Class I directors elected at this Annual General Meeting will serve a term that expires at our 2010 annual general meeting. The Class II director elected at this Annual General Meeting will serve a term that expires at our 2009 annual general meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy.

The following paragraphs set forth information about the nominees and our directors. The nominees for election at the Annual General Meeting are listed first. All of the nominees are current directors of Bunge and we are not aware of any reason why any of the nominees will not be able to serve if elected.

Class I Nominees
Jorge Born, Jr., 44

Mr. Born has been a member of our Board and our Deputy Chairman since 2001. Mr. Born is President and Chief Executive Officer of Bomagra S.A., a privately held company involved in the real estate, technology and communications equipment and farming industries in Argentina. Prior to joining Bomagra in 1997, Mr. Born spent all of his professional life working for Bunge in various capacities in the commodities trading, oilseed processing and food products areas in Argentina, Brazil, the United States and Europe. He also served as head of Bunge’s European operations from 1992 to 1997. Mr. Born is a director of Hochschild Mining PLC, a mining conglomerate listed on the London Stock Exchange, and Dufry South America Ltd., a South American duty free retailer listed on the São Paulo Stock Exchange. He is also a director and Deputy Chairman of the board of directors of Mutual Investment Limited. Mr. Born has a B.S. in Economics from the Wharton School of the University of Pennsylvania and is a member of Wharton’s Latin American Executive Board and the Board of Governors of Wharton’s Lauder Institute. He is also a member of Georgetown University’s Latin American Board.

Bernard de La Tour d’Auvergne Lauraguais, 62

Mr. de La Tour d’Auvergne Lauraguais has been a member of our Board since 2001. Mr. de La Tour d’Auvergne Lauraguais joined Bunge in 1970 and held various senior executive positions in Argentina, Brazil and Europe in the agribusiness and food products divisions until his retirement in 1994. He is also the Chairman of the board of directors of Mutual Investment Limited. Mr. de La Tour d’Auvergne Lauraguais has a degree in Civil Engineering from the Federal Polytechnic School of the University of Lausanne, Switzerland and an M.B.A. from the Wharton School of the University of Pennsylvania.

William Engels, 47

Mr. Engels has been a member of our Board since 2001. From September 2002 to January 2003, he was head of mergers and acquisitions at Quinsa, a Luxembourg-based holding company listed on the New York Stock Exchange. Mr. Engels has also served as Group Controller and as Manager of Corporate Finance at Quinsa, beginning in 1992. In 2003, Mr. Engels joined the board of directors of Quinsa as the representative of Beverage Associates (BAC) Corp. Prior to joining Quinsa, Mr. Engels served as Vice President at Citibank, N.A. in London, responsible for European sales of Latin American investment products. Mr. Engels also serves as a member of the board of BISA, a fund with diversified investments in different industries. Mr. Engels holds a B.S. from Babson College, an M.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

L. Patrick Lupo, 56

Mr. Lupo has been a member of our Board since 2006. He is the former chairman and chief executive officer of DHL Worldwide Express (DHL). Mr. Lupo joined DHL in 1976. He served as chairman and CEO from 1986 to 1997 and as executive chairman from 1997 to 2001. During his tenure at the company, he also served as CEO, The Americas, and general counsel. Mr. Lupo is a member of the board of Ladbrokes plc (formerly Hilton Group plc). Mr. Lupo received a law degree from the University of San Francisco and a B.A. degree from Seattle University.

Class II Nominee

Octavio Caraballo, 63

Mr. Caraballo has been a member of our Board since 2001. Mr. Caraballo is President of Estancia y Cabaña Las Lilas S.A., an Argentine company. Mr. Caraballo joined Bunge in 1967, and served in various divisions over the course of his career, including as head of the Bunge group’s former paints, chemicals and mining division, until his retirement in 1997. Prior to joining Bunge, he worked for several financial institutions in Europe. He is also a director of Mutual Investment Limited and has served as Chairman of the board of directors and President of Mutual Investment Limited. Mr. Caraballo received a Business Administration degree from Babson College and is a member of the Board of Trustees of Babson College.

Class III Directors With Terms Expiring in 2008

Ernest G. Bachrach, 54

Mr. Bachrach has been a member of our Board since 2001. He has been the Chief Executive Officer for Latin America and, since 1999, has been a member of the Executive Committee of Advent International Corporation, a private equity firm. He has been with Advent since 1990. Prior to joining Advent, Mr. Bachrach was Senior Partner, European Investments, for Morningside Group, a private investment group. Mr. Bachrach also serves as a member of the boards of directors of Aeroplazas S.A. de C.V., Arabela Holding S.A. de C.V., Dufry AG and Nuevo Banco Comercial S.A. He has a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Bachrach also serves on the Board of Governors of the Lauder Institute of the Wharton School of the University of Pennsylvania.

Enrique H. Boilini, 45

Mr. Boilini has been a member of our Board since 2001. He has been a Managing Member at Yellow Jersey Capital, LLC, an investment management company, since September 2002. Prior to establishing Yellow Jersey Capital, Mr. Boilini was a Managing Member of Farallon Capital Management, LLC and Farallon Partners, LLC, two investment management companies, since October 1996. Mr. Boilini joined Farallon in March 1995 as a Managing Director. Prior to that time, Mr. Boilini also worked at Metallgessellschaft Corporation, as the head trader of emerging market debt and equity securities, and also served as a Vice President at The First Boston Corporation, where he was responsible for that company’s activities in Argentina. Mr. Boilini is a member of the board of Alpargatas SAIC and he is a Managing Director and member of the board of Sovereign Debt Solutions Limited, an entity that acts as negotiating team for the Argentine Bond Restructuring Agency PLC (ABRA), a special purpose vehicle established for the sole function of aggregating bonds issued by Argentina and held by retail and small institutional investors outside the United States and representing those investors in the restructuring of Argentina’s sovereign debt. Mr. Boilini received an M.B.A. from Columbia Business School in 1988 and a Civil Engineering degree from the University of Buenos Aires School of Engineering.

Michael H. Bulkin, 68

Mr. Bulkin has been a member of our Board since 2001. Mr. Bulkin is a private investor. He retired as a Director of McKinsey & Company in 1993 after 30 years of service in which he served as a board member and in a variety of senior positions, most recently as head of McKinsey’s New York and Northeast offices. Mr. Bulkin also serves as a member of the boards of Ferro Corporation and Specified Technologies Inc. He holds a Bachelor of Engineering Science degree from Pratt Institute, and a Master of Industrial Administration from Yale University.

Paul H. Hatfield, 71

Mr. Hatfield has been a member of our Board since 2002. He is also the Principal of Hatfield Capital Group, a private equity investment firm that he founded in 1997. From 1995 to 1997, Mr. Hatfield was the Chairman and Chief Executive Officer of Petrolite Corporation, a chemical company. Before joining Petrolite, Mr. Hatfield spent over 35 years at the Ralston Purina Company in a variety of management positions. Mr. Hatfield also serves as a member of the board of directors of Solutia, Inc., Maritz, Inc. and PENFORD Corporation. Mr. Hatfield has a Bachelor of Science in Agricultural Economics and a Master of Science in Economics and Marketing, both received from Kansas State University.

Class II Directors With Terms Expiring in 2009

Francis Coppinger, 56

Mr. Coppinger has been a member of our Board since 2001. Until March 2006, he was Chief Executive Officer of Publicité Internationale Intermedia Plc (PII), a joint venture he established with the Michelin Group in December 1992 which coordinates the media activities of the Michelin Group in Europe. Mr. Coppinger sold his interest in PII to the Michelin Group in January 2006. Prior to his career with PII, Mr. Coppinger held a number of senior executive positions, including General Manager and Chairman, with Intermedia S.A., a media buying agency based in Paris. He is a member of the board of directors of Intermedia. Mr. Coppinger holds a Bachelors degree in Economics from the University of Paris and attended the Institut d’Etudes Politiques de Paris.

Larry G. Pillard, 59

Mr. Pillard has been a member of our Board since 2007. He has served as executive chairman of the Tetra Laval Group, a global business with operations in food products processing equipment and packaging, since 2003. Mr. Pillard was chief executive officer of Tate & Lyle PLC, a global producer of cereal sweeteners and starches, sugars and other food and industrial ingredients, from 1996 to 2002. He was the chief operating officer of Tate & Lyle PLC from 1995 to 1996, and the president and chief executive officer of its U.S. starch business, A.E. Staley Manufacturing Co., from 1992 to 1995. Prior to joining Tate & Lyle PLC, Mr. Pillard served for more than 20 years in a variety of managerial positions at Cargill, Inc.

Alberto Weisser, 51

Mr. Weisser is the Chairman of our Board and our Chief Executive Officer. Mr. Weisser has been with Bunge since July 1993. He has been a member of our Board since 1995, was appointed our Chief Executive Officer in January 1999 and became Chairman of the Board in July 1999. Prior to that, Mr. Weisser held the position of Chief Financial Officer. Prior to joining Bunge, Mr. Weisser worked for the BASF Group in various finance-related positions for 15 years. Mr. Weisser is also a member of the board of directors of Ferro Corporation and International Paper Company and a member of the North American Agribusiness Advisory Board of Rabobank. Mr. Weisser has a bachelor’s degree in Business Administration from the University of São Paulo, Brazil and has participated in several post-graduate programs at Harvard Business School. He has also attended INSEAD’s Management Development Program in France.

RECOMMENDATION OF THE BOARD

Our Board recommends that you vote FOR the election of each of Messrs. Born, de La Tour d’Auvergne Lauraguais, Engels and Lupo to our Board as Class I Directors for a term ending at our 2010 annual general meeting and the election of Mr. Caraballo to our Board as a Class II director for a term ending at our 2009 annual general meeting.

DIRECTOR COMPENSATION

Our compensation program for non-employee directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board. It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2006 was comprised of a mix of cash and equity-based compensation. The compensation committee periodically receives reports on the status of Board compensation for non-employee directors from its independent compensation consultant and is responsible for recommending to the Board changes in director compensation.

Director Compensation Table

The following table sets forth the compensation for non-employee directors who served on our Board during the fiscal year ended December 31, 2006.

	Non-Employee Director Compensation(1)
Name	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	Total ($)
Ernest G. Bachrach	$77,750	$105,475	$183,225
Enrique H. Boilini	79,750	105,475	185,225
Jorge Born, Jr.	72,250	105,475	177,725
Michael H. Bulkin	70,250	105,475	175,725
Octavio Caraballo	70,250	105,475	175,725
Francis Coppinger	70,248	105,475	175,723
William Engels	89,750	105,475	195,225
Paul H. Hatfield	75,250	105,475	180,725
Bernard de La Tour d’Auvergne Lauraguais	89,500	105,475	194,975
L. Patrick Lupo(3)	36,750	228,285	265,035
Carlos Braun Saint(4)	31,250	0	31,250

(1)          Represents compensation earned in 2006.

(2)          Each of the directors, except Mr. Lupo and Mr. Braun Saint, received an annual grant of 5,500 stock options on May 26, 2006. In accordance with Statement of Financial Accounting Standards No. 123R “Share Based Payments” (“SFAS 123R”) (without any reduction for risk of forfeiture), all calculations are based on applying the assumptions used in Bunge’s financial statements. See Note 22 to the audited  financial statements in our annual report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) regarding assumptions underlying valuation of equity awards.

(3)          Mr. Lupo was appointed to the Board effective as of July 19, 2006 and received a grant of 13,000 stock options on such date.

(4)          Mr. Braun Saint did not stand for reelection in 2006 and therefore did not receive an annual grant of stock options.

Directors’ Fees.   Non-employee directors received the following fees in 2006: (i) an annual retainer fee of $60,000; (ii) a fee of $10,000 for service as committee chair on any committee, except for the Chair of the audit committee, who received $20,000 per year for his services due to the added workload and responsibilities of this committee; and/or (iii) a fee of $5,000 for service as a member on any committee, except for the members of the audit committee, who each received $10,000 per year for their services due to the added workload and responsibilities of this committee. Although directors do not receive an annual Board or committee meeting attendance fee, if the Board and/or a committee meets in excess of five times in a given year, each director receives a fee of $1,000 per day for attendance at each such additional meeting of the Board and $1,000 per day for attendance at each such additional committee meeting. In addition, directors receive $250 for each Board or committee meeting held by teleconference, if the number of Board or committee meetings has exceeded five for the relevant year. Bunge also reimburses non-employee directors for reasonable expenses incurred by them in attending Board meetings, committee meetings and our annual shareholder meetings. Bunge provides Mr. de La Tour d’Auvergne Lauraguais with office accommodations, communications services and secretarial services to facilitate his fulfillment of his role as chairman of the audit committee.

On February 27, 2007, the Board, upon recommendation of the compensation committee, modified the cash compensation program for non-employee directors serving on the Board effective as of January 1, 2007 as follows:

•       The annual cash retainer received by each non-employee director will be increased from $60,000 to $75,000. Directors who serve on committees of the Board, other than the audit committee, will no longer receive committee membership fees. Directors who serve on the audit committee will continue to receive a membership fee of $10,000 per year.

•       Committee chair fees will remain $20,000 per year for the audit committee chair and $10,000 per year for each other committee chair.

•       If the Board or a committee meets in excess of 10 times per year, each non-employee director or committee member will receive a fee for attendance at each such additional meeting. Such fees will be fixed at $1,000 per meeting attended. For 2006, meeting fees were earned if the Board or a committee met more than five times per year.

Non-Employee Directors Equity Incentive Plan.   The Non-Employee Directors Equity Incentive Plan, adopted in 2001, provides that each new non-employee director will be granted stock options to purchase 7,500 Bunge common shares at the time of their initial appointment or election to the Board. In addition, each year on the date of our annual general meeting of shareholders or at an earlier time specified by the Board, each continuing non-employee director will be granted stock options to purchase 5,500 common shares. Bunge grants only non-qualified stock options under the Non-Employee Directors Equity Incentive Plan. The exercise price per share is equal to the fair market value of a common share on the option grant date, as provided in the plan, and in 2006 was based on the average of the highest and lowest sale prices of a common share on the date of grant. Options become vested and exercisable on the January 1st after the date of grant, provided that the director has continued to serve on the Board until such date. Outstanding options remain exercisable for a period of ten years after their grant date. The Non-Employee Directors Equity Incentive Plan provides that up to 0.5% of our issued and outstanding common shares may be issued under the plan. As of December 31, 2006, we had granted stock options to purchase an aggregate of 504,500 common shares to our non-employee directors as a group under the Non-Employee Directors Equity Incentive Plan.

Non-Employee Directors Deferred Compensation Plan.   Our Deferred Compensation Plan for Non-Employee Directors (the “Non-Employee Directors Deferred Compensation Plan”), a non-tax qualified deferred compensation plan, is designed to provide non-employee directors with an opportunity to elect to defer receipt of all or a portion of their annual cash fees. Participants may elect to defer receipt of their cash fees for at least 36 months and will receive a distribution of their respective accounts immediately following the end of their elected deferral period. Messrs. Bachrach and Braun Saint were the only non-employee directors who deferred any amounts in 2006.

Amounts deferred are credited in the form of hypothetical share units that are approximately equal to the fair market value of a Bunge common share on the date that fees are otherwise paid. Participants’ deferral accounts will be credited with hypothetical share units and dividend equivalents, in the form of additional share units, in the event Bunge pays dividends to holders of its common shares. Distributions are made in the form of Bunge common shares or cash, as elected by the participant. Upon a change of control of Bunge, a participant will receive an immediate lump sum distribution of his or her account in cash or Bunge common shares, as determined by the compensation committee.

The number of shares underlying hypothetical share units held by our non-employee directors are shown in the beneficial ownership table on page 45 of this proxy statement.

Non-Employee Director Share Ownership Guidelines.   To further align the personal interest of the Board with the interests of our shareholders, the Board has established share ownership guidelines for the minimum amount of common shares that are required to be held by our non-employee directors. These guidelines are required to be met within five years of May 2005 or, if later, from when the non-employee director is initially appointed or elected to the Board. For non-employee directors, the guideline is four times the annual retainer fee paid by Bunge to its non-employee directors. Shares deemed to be owned for purposes of the share ownership guidelines include shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan and 50% of the difference between the exercise price and the fair market value of our common shares for vested, in-the-money stock options. Unvested stock options do not count toward satisfaction of the guidelines. Furthermore, our non-employee directors are required to hold 100% of the net shares acquired through Bunge’s equity incentive plans until the guidelines are met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The compensation committee of our Board (the “Committee”) is responsible for designing, reviewing and overseeing the administration of Bunge’s executive compensation program (the “Program”). Pursuant to its charter, the Committee approved the 2006 compensation for the Chief Executive Officer (the “CEO”) and the other executive officers named in the Summary Compensation Table set forth on page 28 of this proxy statement (the “Named Executive Officers”). Information about the Committee and its members can be found on page 7 of this proxy statement.

The Program is designed to achieve the following objectives:

•       support Bunge’s business goals by fostering profitable growth and increasing shareholder value;

•       align the interests of executive officers and shareholders;

•       attract, retain and motivate high caliber executive officers; and

•       pay for performance by linking a significant amount of executive compensation to the overall individual contribution to Bunge’s growth and to the achievement of pre-established performance goals.

The Program is designed around key performance drivers for Bunge in order to motivate our executives (including the Named Executive Officers) to continually improve Bunge’s financial performance and increase shareholder value both over the short and long-term. The Program emphasizes company-wide compensation programs over individually negotiated compensation arrangements. Other than Messrs. Kfouri and Weisser, none of the Named Executive Officers have employment agreements.

As described below, the Program provides executives with a mix of cash and equity-based compensation opportunities. The Program also provides executives with a level of benefits that is intended to be competitive with those companies that Bunge competes with for executive talent.

The Program consists of the following main elements of compensation:

•       base salary;

•       annual cash incentive;

•       long-term equity-based incentives; and

•       retirement and welfare benefits.

The Program strives to provide a mix of base salary, annual cash incentive awards and long-term equity-based incentive award values that is aligned with the Program’s compensation principles and competitive with compensation provided by a peer group of selected publicly-traded companies. This group includes Bunge’s direct competitors in its industries and other U.S. based and international companies that have comparable annual revenues to Bunge or which otherwise reflect the breadth of its activities (the “Peer Group”). The Committee, in consultation with its independent compensation consultant, establishes and periodically reviews the composition of the Peer Group based on available market data. For 2006, the following companies comprised the Peer Group:  Air Products & Chemicals Inc., Alcoa Inc., Archer Daniels Midland Company, Coca-Cola Enterprises Inc., ConAgra Foods Inc., Dean Foods Company, FedEx Corp., Georgia-Pacific Corp., International Paper Company, Meadwestvaco Corp., Monsanto Company, The Mosaic Company, Pepsi Bottling Group Inc., PotashCorp, Smithfield Foods Inc., Tyson Foods, Inc., United Parcel Service, Inc., and Weyerhaeuser Co. As Georgia-Pacific Corp. is no longer a publicly-traded company, it has been removed from the Peer Group for 2007.

In addition, the Committee supplements Peer Group data with data derived from several external compensation surveys. The survey data further enables the Committee to compare the competitiveness of the compensation of the Named Executive Officers based on their individual responsibilities and scope against comparable positions in (1) a broader market group of companies of comparable annual revenues to the company and (2) companies in related industries or which otherwise reflect the breadth of the company’s activities. The Peer Group and the external survey data are referred to collectively as the Comparator Groups.

Under the Program, the Committee generally sets the base salary and the target levels for annual cash incentive awards and long-term equity-based incentive award values (referred to as target total compensation) for the Named Executive Officers at approximately the median of the Comparator Groups, with the potential for actual compensation earned to be at, above or below the median depending on individual and company performance for the year.

In addition to reviewing data from the Comparator Groups, the Committee also considers the following factors in setting target total compensation levels for the Named Executive Officers: (i) the individual responsibilities and achievements of the Named Executive Officers and their potential contributions towards Bunge’s performance, (ii) recommendations from the independent compensation consultant, Semler Brossy Consulting Group, LLC, (iii) recommendations from senior management, as described below and (iv) whether the components of a Named Executive Officer’s compensation align with the Program’s overall objectives as described above. As such, the Program retains the flexibility to set target total compensation above the median of the Comparator Groups in the Committee’s discretion in order to recognize competitive factors such as unusual experience, unique skill sets and ongoing or potential contributions by our executives.

A significant portion of the Named Executive Officers’ target total compensation under the Program is meant to be at-risk, performance-based compensation. For 2006, base salary represented 23% of the target total compensation established for the Named Executive Officers, while at-risk, performance-based compensation represented 77% of target total compensation for the Named Executive Officers, with 20% from annual cash incentive awards and 57% from long-term equity-based incentive awards. The following chart illustrates this mix of target total compensation.

For 2006, based on consideration of the objectives underlying the Program, compensation levels in the Comparator Groups and Bunge’s financial performance and individual executive performance, the Committee determined that target total compensation awarded to the Named Executive Officers was consistent with the objectives of the Program and that such compensation was reasonable and appropriate.

Role of Executive Officers

The CEO establishes the strategic direction of the Program in consultation with the Committee, evaluates the performance of the Named Executive Officers (excluding his own performance) and makes recommendations regarding their compensation in consultation with the Chief Personnel Officer. The CEO and the Chief Personnel Officer also participate in developing and recommending the individual performance goals for our Named Executive Officers for approval by the Committee. No other executive officers participate in the executive compensation process.

Elements of Named Executive Officer Compensation

The following discusses the main elements of compensation under the Program and the actions taken by the Committee for 2006 with respect to the compensation awarded to the Named Executive Officers.

Base Salary

A portion of annual cash compensation is paid as base salary to provide executives with a level of security and stability. Base salaries for the Named Executive Officers are reviewed on an annual basis, as well as in connection with a promotion or other change in responsibilities. The Committee reviews and approves the annual base salaries for the Named Executive Officers based on an evaluation of the individual’s experience, skill level, scope of responsibilities, level of pay compared to comparable executives in the Comparator Groups, recommendations from the independent compensation consultant and, for each Named Executive Officer other than the CEO, recommendations from the CEO in consultation with the Chief Personnel Officer.

The Committee generally sets the base salary at approximately the median level for comparable executives in the Comparator Groups. For 2006, the base salaries for the Named Executive Officers were not increased, with the exception of Mr. Gwathmey. Mr. Gwathmey’s base salary was increased by approximately 14% in order to bring his base salary up to the median level for comparable executives in the Peer Group and to recognize Mr. Gwathmey’s substantial responsibilities in connection with his global oversight of our agribusiness segment. The base salary of each Named Executive Officer is set forth in the “Salary” column of the Summary Compensation Table on page 28 of this proxy statement.

Annual Cash Incentive

A significant portion of the annual cash compensation paid to the Named Executive Officers is directly related to the achievement of company and individual performance goals and contributions that deliver short-term results aligned with our long-term goals. The Committee grants Named Executive Officers the opportunity to earn annual cash incentive awards under Bunge’s Annual Incentive Plan (the “AIP”), an annual performance-based incentive plan that is available for a broad group of employees within the company.

Target annual cash incentive awards under the AIP for the Named Executive Officers are established by the Committee at the beginning of each year. These target awards are established based on an analysis of comparable executives in the Comparator Groups. The Committee generally sets target annual cash incentive awards at approximately the median level for comparable executives in the Comparator Groups. However, the actual annual cash incentive awards earned by the Named Executive Officers for any year may be above, at or below the target level based on their contribution to Bunge’s results and their performance with respect to pre-established, equally-weighted company and individual performance goals attained for such year as described below. For 2006, the Named Executive Officers were eligible to receive an annual cash incentive award ranging from 0 percent to 250 percent of the target annual cash incentive award established for each executive.

Company Performance Goals.   Company performance goals for purposes of the AIP are weighted between return on net assets (“RONA”) and either net income after minority interest for centralized corporate functions or operating profit of a business unit, depending on the responsibilities of the applicable Named Executive Officer.

For 2006, the company performance objectives applicable for Messrs. Weisser, Wells, Kfouri and Burke were based on Bunge’s consolidated RONA and Bunge’s net income after minority interest. Mr. Gwathmey’s award was determined based on the RONA and operating profit for Bunge Global Markets, Inc.

RONA is a measure of financial performance which indicates the relationship between profits and the net assets used in our business. As Bunge operates in a number of capital intensive businesses, RONA allows us to measure management’s ability and efficiency in using our assets to generate profits that exceed our cost of capital. As a complement to RONA, net income after minority interest and operating profit measure the overall profitability of Bunge’s ongoing business operations. Because the Committee has determined that RONA is a principal driver of shareholder value for Bunge, the percentage variation from target is indexed by 2.5 before averaging the result with net income after minority interest or operating profit of a business unit (as applicable).

During the past three years, Bunge’s financial performance has met or exceeded target performance goals in two of the past years (2004 and 2005) and maximum performance goals were achieved once (2004).

Individual Performance Goals.   Each Named Executive Officer is also evaluated based on the achievement of individualized performance objectives that are assigned based on the executive’s role within the company and his responsibility for delivering on such goals, and his overall contribution to the company during the fiscal year. The individual objectives generally relate to the achievement of specific aspects of Bunge’s business strategy and corporate initiatives designed to achieve long-term shareholder value. In addition, the contribution of each Named Executive Officer during the fiscal year in review is measured with respect to the following core management competencies:

•       building organizational capability;

•       technical competence;

•       team work and collaboration;

•       leadership;

•       entrepreneurship;

•       customer/farmer focus;

•       strategic thinking;

•       results orientation;

•       communications; and

•       personal effectiveness.

Determination of Individual AIP Awards.   Following the completion of each fiscal year, the Committee reviews and approves individual AIP awards for the prior fiscal year based on the results achieved on the company and individual performance goals as described above. Company performance is approved by the Committee after audited results for the prior fiscal year are finalized. In assessing individual performance, the Committee reviews the CEO’s evaluations of his direct reports and conducts its own evaluation of the CEO. The Committee retains the right to adjust a Named Executive Officer’s actual annual cash incentive award upward or downward if it determines that such adjustment is appropriate and consistent with the objectives and principles of the Program, such as to reflect factors including changes in business strategies, unforeseeable challenges or other events or developments not reflected in the performance measures and goals for the year. The Committee then approves an award amount for each Named Executive Officer based on the target AIP award granted to each executive.

In February 2007, based on the process and factors described above, the Committee determined that payouts under the AIP to the Named Executive Officers for 2006 would be between 50% and 139% of their respective target incentive awards. The actual annual incentive awards paid to each Named Executive Officer for 2006, as approved by the Committee, are set forth on the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 28 of this proxy statement.

Long-Term Incentive Compensation

Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards under Bunge’s Equity Incentive Plan (the “EIP”). Pursuant to the EIP, the Committee may grant qualified and non-qualified stock options and restricted stock units, including restricted stock units that vest subject to the satisfaction of a specified service period (“Time-Vested RSUs”) and/or certain pre-established performance goals over a specified performance period (performance-based restricted stock units, or “PBRSUs”). The long-term equity-based incentive compensation element of the Program is intended to provide that Named Executive Officers have a continuing stake in the long-term success of the company. Bunge further emphasizes equity ownership by senior executives through the share ownership guidelines described later in this section.

It is the Committee’s practice to make annual grants of equity-based awards in the form of non-qualified stock options and PBRSUs under the EIP to employees (including the Named Executive Officers) at the beginning of each year, when compensation decisions for the fiscal year are made and after the public release of Bunge’s year-end audited financial results for the prior fiscal year. The Committee targets the value of the long-term incentive awards granted to Named Executive Officers to the median of awards granted to comparable executives in the Comparator Groups. The Committee also considers shareholder dilution, the percentage of outstanding stock option and restricted stock unit awards, paper gains on outstanding long-term incentive awards, the historical relationship between Bunge’s pay and performance against the Peer Group and accounting expense in determining the amount and type of these awards.

For 2006, the Committee determined that the value of long-term incentive awards should be divided evenly between stock options and PBRSUs based on the Committee’s assessment that this mix of equity awards furthers the Program’s objectives of linking incentive compensation to the company’s performance, creating long-term shareholder value and aligning the interests of Named Executive Officers and Bunge’s shareholders.

Stock Option Awards.   Pursuant to the terms of the EIP, Bunge sets the exercise price of a stock option based on the average of the high and low trading price of Bunge’s common shares on the New York Stock Exchange on the grant date. On February 23, 2006, the Committee granted stock options to Named Executive Officers effective as of February 24, 2006 with an exercise price equal to the average of the high and low trading price of Bunge’s common shares on February 24, 2006. It is the Committee’s practice to grant equity-based incentive compensation awards (including stock options) effective as of the day immediately following the date that the Committee takes action with respect to such awards, as this is typically the date that the full Board meets.

Stock options will have value only if the trading price of Bunge’s common shares exceeds the exercise price of the stock option. Stock options vest in three equal installments on each of the first three anniversaries following the option grant date and remain exercisable until the tenth anniversary of the option grant date.

Information regarding the fair value and the number of stock options awarded to the Named Executive Officers for 2006 is set forth on the Grants of Plan-Based Awards Table on page 29 of this proxy statement.

PBRSU Awards.   The Committee also awarded PBRSUs to the Named Executive Officers for the fiscal year 2006-2008 performance period at its February 2006 meeting. Payouts of the PBRSUs, if any, will be subject to the Named Executive Officer’s continued employment with the company through the vesting date and will be based on Bunge’s cumulative, three-year diluted earnings-per-share results in accordance with the table below:

Cumulative	Percent
3-year diluted	of Award
earnings-per-share	Vesting
less than $12.90	0%
$12.90	50%
$16.13	100%
$22.58	200%
greater than $22.58	200%

Results in between $12.90 and $22.58 are interpolated. In addition, dividend equivalents are paid in Bunge common shares on the date that PBRSUs are otherwise paid-out, based on the number of shares vesting subject to a maximum of the target award granted. Diluted earnings per share is used as the performance measure for the PBRSUs because many investors view it as the single most important measure of our financial performance.

Each year, following the end of a three-year PBRSU performance period and public announcement of the most recent audited fiscal year results, Bunge’s performance achievement is determined by the Committee based on Bunge’s reported financial results, subject to the Committee’s discretion to adjust such results for non-recurring charges and other one-time events.

Information regarding the fair value and number of PBRSUs that the Named Executive Officers may earn at the end of the 2006-2008 performance period, subject to satisfaction of the performance measures described above, is shown in the Grants of Plan-Based Awards Table on page 29 of this proxy statement.

In addition, the value and number of PBRSUs that the Named Executive Officers earned in 2006 for the 2003-2005 performance period are shown in the “Stock Awards” column of the Option Exercises and Stock Vested Table on page 32 of this proxy statement.

Time-Vested RSUs.   The Committee awards time-vested RSUs on an infrequent basis for special purposes, such as retention and special recognition of exceptional performance. These awards generally vest upon continued employment with Bunge. Award sizes and vesting dates vary to allow flexibility in connection with the specific award. In addition, dividend equivalents are credited as additional time-vested RSUs and are paid-out in Bunge common shares on the date that time-vested RSUs otherwise vest and are settled. In 2006, no time-vested RSUs were granted to the Named Executive Officers.

Retirement and Welfare Benefits

Bunge provides employees with a range of retirement and welfare benefits that are designed to assist the company in attracting and retaining employees critical to the company’s long-term success and to reflect the competitive practices of the companies in the Peer Group. Named Executive Officers are eligible for retirement benefits under the following plans, (i) the Bunge U.S. Pension Plan (the “Pension Plan”), (ii) the Bunge Excess Benefit Plan (the “Excess Benefit Plan”), (iii) the Bunge U.S. SERP (the “SERP”), (iv) the Bunge Retirement Savings Plan (the “401(k) Plan”) and (v) the Bunge Excess Contribution Plan (the “Excess 401(k) Plan”). Mr. Weisser does not participate in the SERP. Rather, he receives a supplemental retirement benefit under the terms of his employment agreement (the “Weisser SERP”). The Program also provides Named Executive Officers with certain perquisites and personal benefits.

The following is a brief summary of the retirement and welfare benefits provided under the Program. The Committee, in consultation with the independent compensation consultant, periodically reviews the retirement and other benefits provided to the Named Executive Officers to ensure competitiveness with the Peer Group.

Retirement Plans.   The Pension Plan, a tax qualified retirement plan, covers substantially all the company’s U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers participate in the Pension Plan, except for Mr. Kfouri who does not participate in any of the company’s employee benefit plans. All employees whose benefits under the Pension Plan are limited by the Internal Revenue Code, including the Named Executive Officers other than Mr. Kfouri, participate in the Excess Plan. In addition, all of the Named Executive Officers (other than Messrs. Kfouri and Weisser) participate in the SERP. The Pension Plan, SERP and the Excess Benefit Plan are described following the Pension Benefits Table on page 33 of this proxy statement.

Mr. Weisser receives a non-tax qualified supplemental retirement plan benefit pursuant to the Weisser SERP. The terms of the Weisser SERP are described beginning on page 35 of this proxy statement.

The estimated annual normal retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits Table on page 33 of this proxy statement.

401(k) Plan and Excess 401(k) Plan.   The 401(k) Plan, a tax qualified retirement plan, covers substantially all U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers, other than Mr. Kfouri, participates in the 401(k) Plan. All employees whose benefits under the 401(k) Plan are limited by the Internal Revenue Code, including the Named Executive Officers other than Mr. Kfouri, participate in the Excess 401(k) Plan, which is a non-tax qualified retirement plan. The 401(k) Plan and the Excess 401(k) Plan are described following the Nonqualified Deferred Compensation Table on page 36 of this proxy statement.

Company matching contributions allocated to the Named Executive Officers under the 401(k) Plan and the Excess 401(k) Plan are shown in the “All Other Compensation” column of the Summary Compensation Table on page 28 of this proxy statement.

Health and Welfare Plans.   Active employee benefits such as medical, dental, life insurance and disability coverage are available to U.S. employees through Bunge’s flexible benefits plan. Employees contribute toward the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Long-term disability coverage can be paid on an after-tax basis at the employee’s option.

Housing Allowance.   Pursuant to Mr. Kfouri’s employment agreement, Bunge has provided Mr. Kfouri with a housing allowance in connection with his services for the company. Bunge ceased providing Mr. Kfouri with the housing allowance on July 1, 2006. Bunge values these benefits at the incremental cost to it.

Perquisites and Executive Benefits

The Committee reviews the perquisites provided to Bunge’s executive officers under the Program periodically. Until 2006, Bunge provided executive officers, including the Named Executive Officers, with an automobile allowance and a flexible spending account that could be used to reimburse the costs of the following perquisites selected by such officer during an applicable fiscal year:

•       Financial and tax planning services;

•       Estate planning services;

•       Home office equipment and software;

•       Club memberships;

•       Airline VIP club fees;

•       Subscription to magazines and periodicals;

•       Continuing education programs;

•       Personal legal services; and

•       Executive physicals.

Prior to 2006, the value of the above perquisites provided to each Named Executive Officer was limited to approximately $45,000 for the CEO and $27,000 for the other Named Executive Officers. In 2006, the Committee revised the perquisites policy under the Program to limit the maximum aggregate value of the perquisites provided to Named Executive Officers in 2006 to $9,500 ($9,600 for 2007).

Severance and Change-in-Control Benefits

The Program is designed to provide for the payment of severance benefits to our Named Executive Officers upon certain types of employment terminations. Providing severance and change of control benefits assists Bunge in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus, enhancing long-term shareholder value. The Named Executive Officers (other than Mr. Kfouri) are provided with severance benefits under individual arrangements. Mr. Kfouri is not provided with any severance benefits under his employment agreement.

The terms of the individual arrangements, and a calculation of the estimated severance benefits that would be payable to each Named Executive Officer under their respective arrangements, is set forth under the Potential Payments upon Termination of Employment or Change of Control tables beginning on page 38 of this proxy statement.

Executive Officer Share Ownership Guidelines

To further align the personal interest of senior management with the interests of Bunge’s shareholders, the Board has established the following share ownership guidelines for the minimum amount of Bunge common shares that is required to be held by senior executives, including the Named Executive Officers. The guidelines took effect in 2005 and are required to be met within five years from the effective date or, if later, from the date that the individual is hired or appointed to a covered title, as applicable. The guideline applicable to senior executives is based on a multiple of the executive’s base salary. For the CEO, the guideline is five times the CEO’s base salary, and for executives reporting directly to the CEO, including the Named Executive Officers, the guideline is 2.5 times the executive’s base salary. For a description of the share ownership guidelines applicable to our non-employee directors, see “Director Compensation.”

Shares deemed to be owned for purposes of the share ownership guidelines include shares underlying hypothetical share units held under the company’s deferred compensation plans and 50% of the difference between the exercise price of a vested, in-the-money stock option and the fair market value of a Bunge common share. Unvested stock options and unearned PBRSUs do not count toward achievement of the guidelines. Furthermore, senior executives, including the Named Executive Officers, are required to hold 50% of the net shares acquired through the company’s long-term incentive plans (such as stock options or PBRSUs) until the guidelines are met. All Named Executive Officers have either met their ownership guidelines or are making satisfactory progress towards their respective ownership guidelines as of December 31, 2006.

Tax Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific performance criteria are satisfied. Bunge has adopted the AIP and the EIP which are designed to help ensure that incentive compensation determined thereunder is considered qualified performance-based compensation within the meaning of Section 162(m) and is deductible by us. While the Program seeks to maximize the tax deductibility of compensation payable to our executive officers by having such compensation qualify as performance-based, the Committee retains the flexibility to compensate Named Executive Officers in a manner intended to promote varying corporate goals, even if certain amounts that may be payable to Named Executive Officers in excess of $1 million may not be deductible under Section 162(m).

Compensation Committee Report

The compensation committee has reviewed and discussed the preceding “Compensation Discussion and Analysis” with management. Based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be included in Bunge Limited’s Annual Report on Form 10-K for the year ended December 31, 2006.

The foregoing report on executive compensation for 2006 has been furnished on behalf of the Board by the undersigned members of the compensation committee.

Members of the Compensation Committee

Michael H. Bulkin, Chairman

Ernest G. Bachrach

Octavio Caraballo

Francis Coppinger

Paul H. Hatfield

L. Patrick Lupo

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers (the “Named Executive Officers”) who were serving as executive officers as of December 31, 2006. The positions shown in the table are the officer’s positions with Bunge or our subsidiaries as of December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total(5) ($)
Alberto Weisser	2006	$1,200,000	$0	$2,564,010	$1,380,291	$1,150,000	$898,274	$48,400	$7,240,975
Chairman and Chief
Executive Officer
William Wells(6)	2006	520,000	0	667,329	331,343	500,000	135,209	20,800	2,174,681
Chief Financial Officer
Archibald Gwathmey	2006	600,000	0	1,113,361	916,327	300,000	947,958	21,150	4,172,113
Co-Chief Executive Officer, Bunge Global Agribusiness
João Fernando Kfouri	2006	540,000	0	386,416	412,224	500,000	0	33,456	1,969,538
Managing Director,
Food Products
Andrew J. Burke	2006	375,000	0	356,146	177,509	300,000	59,702	15,400	1,283,757
Co-Chief Executive Officer, Bunge Global Agribusiness

(1)

In accordance with SFAS 123R (without any reduction for risk of forfeiture), all calculations are based on applying the assumptions used in Bunge’s financial statements. See Note 22 to the audited financial statements in our Form 10-K regarding assumptions underlying valuation of equity awards. The terms applicable to the restricted stock unit awards and the option awards granted for fiscal year 2006 are set forth in the Grants of Plan-Based Awards Table on page 29 of this proxy statement. It is difficult to make comparisons among Named Executive Officers because retirement eligibility (as in the case of Messrs. Gwathmey and Kfouri) affects accounting expense. Further, amounts reported for these awards represent Bunge’s accounting expense and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether and to what extent a Named Executive Officer realizes value will depend on Bunge’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued employment.

(2)	Incentive compensation awards under the AIP for fiscal year 2006 which were paid in March 2007.
(3)

The aggregate change in the actuarial present value of the accumulated pension benefit was based on the difference between the amounts required to be disclosed under the Pension Benefits table for the 2006 fiscal year and the amounts that would have been required to be reported for the Named Executive Officers under the Pension Benefits Table for the 2005 fiscal year. Mr. Kfouri does not participate in our pension plans. For information about the assumptions used, see the Pension Benefits table on page 33 of this proxy statement. There are no above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements.

(4)	Mr. Weisser received company matching contributions to his 401(k) Plan account of $8,800 and to his Excess 401(k) Plan account of $39,600.
Mr. Wells received company matching contributions to his 401(k) Plan account of $8,800 and to his Excess 401(k) Plan account of $12,000.
Mr. Gwathmey received company matching contributions to his 401(k) Plan account of $8,800 and to his Excess 401(k) Plan account of $12,350.
Mr. Kfouri received $33,456 in housing subsidy pursuant to his employment contract (the actual cost to the company).
Mr. Burke received company matching contributions to his 401(k) Plan account of $8,800 and to his Excess 401(k) Plan account of $6,600.
(5)	Represents total of all columns in table.
(6)	Mr. Wells’ employment with Bunge terminated on April 1, 2007.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to awards under our Annual Incentive Plan and Equity Incentive Plan to the Named Executive Officers for the fiscal year ended December 31, 2006.

All Other
								Options			Grant Date
								Awards	Exercise		Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	or Base	Closing	of Stock
		Non-Equity Incentive Plan			Equity Incentive Plan			Securities	Price of	Price on	and
		Awards(1)			Awards(2)			Underlying	Option	Grant	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Date	Awards
Names	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh) (3)	($)	($) (4)
Alberto Weisser	02/24/2006	$240,000	$1,200,000	$3,000,000	20,000	40,000	80,000	110,000	$57.01	$57.45	$2,280,400
											1,900,800
William Wells	02/24/2006	78,000	390,000	975,000	4,500	9,000	18,000	25,000	57.01	57.45	513,090
											432,000
Archibald Gwathmey	02/24/2006	120,000	600,000	1,500,000	4,500	9,000	18,000	25,000	57.01	57.45	513,090
											432,000
João Fernando Kfouri	02/24/2006	72,000	360,000	900,000	2,500	5,000	10,000	13,800	57.01	57.45	285,050
											238,464
Andrew J. Burke	02/24/2006	57,000	285,000	712,500	2,500	5,000	10,000	13,800	57.01	57.45	285,050
											238,464

(1)	Represents annual cash incentive award opportunity under the company’s AIP.
(2)	Represents Performance-Based Restricted Stock Units for the 2006-2008 performance period under the company’s Equity Incentive Plan (“EIP”).
(3)

On February 23, 2006, the compensation committee took action to grant stock options to Bunge’s executive officers effective as of February 24, 2006. Under the EIP, Fair Market Value was determined based on the average of the high and low sale prices of Bunges’s common shares on the New York Stock Exchange on the grant date of the option (February 24, 2006). The average of the high and low sale prices of Bunge’s common shares on the New York Stock Exchange on February 23, 2006 was $57.73 and the average of the high and low sale prices of Bunge’s common shares on February 24, 2006 was $57.01. February 24, 2006 is the SFAS 123R grant date.

(4)

This column shows the full grant date fair value of PBRSUs and stock options under SFAS 123R granted to the Named Executive Officers in 2006.  Generally, the full grant date fair value is the amount that the company would expense in its financial statements over the award’s vesting schedule.  See Note 22 to the audited financial statements in our Form 10-K regarding assumptions underlying valuation of equity awards.

Annual Incentive Plan Awards

The AIP provides annual cash incentive compensation to participating employees (including the Named Executive Officers) based upon the achievement of annual financial and individual performance goals. The compensation committee sets the applicable performance goals at the beginning of each year and determines the extent such goals have been achieved following the conclusion of the performance year. To the extent a participant qualifies for an annual incentive award, such award is generally paid within three months following the end of the applicable performance period.

For each Named Executive Officer, their performance goals for 2006 were weighted evenly between Bunge performance measures (RONA and net income after minority interest or operating profit of a business unit) and individual performance objectives assigned based on the individual executive’s role within Bunge and responsibility for delivering on such objectives.

The actual incentive awards paid out to each Named Executive Officer for 2006 are set forth in the “Non-Equity Incentive Plan Compensation” column on the Summary Compensation Table on page 28 of this proxy statement.

Equity Incentive Plan Awards

The EIP provides equity and equity-based awards to participating employees. Participants may receive stock options, restricted stock units, performance-based restricted stock units or such other equity-based awards as may be granted by the compensation committee. For 2006, the compensation committee granted Named Executive Officers non-qualified stock options and PBRSUs. Stock options generally vest in three equal installments over three years. Generally, PBRSUs vest following the completion of a three-year performance period depending upon the achievement of pre-established performance goals set by the compensation committee.

Stock Option Awards

Stock options will have value only if the market price of a Bunge common share at the time the stock option is exercised exceeds the exercise price of such option. For 2006, stock options granted to the Named Executive Officers will vest in three equal installments on each of the first three anniversaries following the option grant date and will remain exercisable until the tenth anniversary of the option grant date.

PBRSUs

For 2006, the compensation committee granted PBRSUs to the Named Executive Officers for the fiscal year 2006-2008 performance period. Actual payouts of the PBRSUs, if any, to the Named Executive Officers will be determined as set forth below.

These awards will vest on February 24, 2009, subject to a cumulative, three-year diluted earnings-per-share target of $16.13 and the executive’s continued employment with the company through the vesting date. If the cumulative diluted earnings per common share of Bunge for the performance period equals the target of $16.13, the executive will vest in 100% of the award. If the cumulative diluted earnings per share during the performance period equals or exceeds $22.58, the executive will vest in 200% of the award. If the cumulative diluted earnings per share during the performance period equals or exceeds the threshold amount of $12.90, the executive will vest in 50% of the award. Results will be interpolated. If the cumulative diluted earnings per share during the performance period is less than the threshold amount of $12.90, the executive will forfeit the entire award. Payment of this award will be made in Bunge common shares.

Outstanding Equity Awards Table

The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2006.

		Option Awards(1)					Stock Awards(2)
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Held That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Held That Have Not Vested ($)
Alberto Weisser	75,683			$18.875	05/01/10	0	$0	38,000	(3)	$2,755,380
	90,003			15.875	05/01/11			40,000	(4)	2,900,400
	90,000			16.00	08/01/11			22,000	(5)	1,595,220
	130,000			21.61	05/24/12
	112,000			25.22	03/13/13
	86,667	43,333	(7)	37.08	03/11/14
	31,667	63,333	(8)	52.66	02/25/15
		110,000	(9)	57.01	02/24/16
William Wells	20,401			18.875	05/01/10	0	0
	26,961			15.875	05/01/11			9,000	(3)	652,590
	40,000			16.00	08/03/11			9,000	(4)	652,590
	45,000			21.61	05/24/12			8,000	(5)	580,080
	37,000			25.22	03/13/13
	24,667	12,333	(7)	37.08	03/11/14
	7,334	14,666	(8)	52.66	02/25/15
		25,000	(9)	57.01	02/24/16
Archibald Gwathmey	6,640			18.875	05/01/10	0	0
	6,640			18.875	05/01/10			9,000	(3)	652,590
	26,857			15.875	05/01/11			9,000	(4)	652,590
	26,666			16.00	08/03/11			8,000	(5)	580,080
	45,000			21.61	05/24/12			22,500	(6)	1,631,475
	37,000			25.22	03/13/13
	24,667	12,333	(7)	37.08	03/11/14
	7,334	14,666	(8)	52.66	02/25/15
		25,000	(9)	57.01	02/24/16
João Fernando Kfouri	4,333			25.22	03/13/13	0	0
	8,667	4,333	(7)	37.08	03/11/14			3,000	(3)	217,530
	2,667	5,333	(8)	52.66	02/25/15			5,000	(4)	362,550
		13,800	(9)	57.01	02/24/16			4,000	(5)	290,040
Andrew J. Burke	15,000			21.61	05/24/12	0	0
	20,000			25.22	03/13/13			4,600	(3)	333,546
	13,333	6,667	(7)	37.08	03/11/14			5,000	(4)	362,550
	3,800	7,600	(8)	52.66	02/25/15			4,000	(5)	290,040
		13,800	(9)	57.01	02/24/16

(1)	Represents grants made from 2000 - 2006. Unless otherwise noted, outstanding equity awards are fully vested as of December 31, 2006.

(2)	Value of unvested restricted stock units using a share price of $72.51, the closing price on December 29, 2006.
(3)

Payment amount of the PBRSUs is determined as of December 31, 2007 based on satisfaction of threshold performance measures for the 2005-2007 performance cycle. Employee must generally be employed on the vesting date.

(4)

Payment amount of the PBRSU is determined as of December 31, 2008 based on satisfaction of threshold performance measures for the 2006-2008 performance cycle. Employee must generally be employed on the vesting date.

(5)	Time-vested RSUs fully vest on February 24, 2010.
(6)	Time-vested RSUs vest ratably in four equal installments commencing on July 1, 2006.
(7)	Stock options were granted on March 11, 2004. The options vest in one-third installments on the first, second and third anniversaries of the grant date.
(8)	Stock options were granted on February 25, 2005. The options vest in one-third installments on the first, second and third anniversaries of the grant date.
(9)	Stock options were granted on February 24, 2006. These options vest on the first, second and third anniversaries of the grant date.

Option Exercises and Stock Vested Table

The following table sets forth certain information with respect to stock options and restricted stock units awarded to the Named Executive Officers that vested in 2006.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized Upon Exercise (1)($)	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Alberto Weisser	75,683	(1)	$3,921,658	52,073	(2)	$4,079,399
William Wells	0		0	13,539	(2)	1,060,645
Archibald Gwathmey	0		0	13,539	(2)	1,060,645
				7,580	(3)	380,895
João Fernando Kfouri	0		0	4,165	(2)	326,286
Andrew J. Burke	0		0	7,290	(2)	571,099

(1)          Represents stock option exercise on December 26, 2006. Value realized was determined by multiplying the number of shares acquired by the difference between the exercise price of the stock options ($18.875) and the average fair market value of shares acquired ($70.6919).

(2)          Represents PBRSUs awarded for the 2004-2006 performance period that vested on March 11, 2007. Value realized was determined by multiplying the number of shares acquired on vesting by $78.34, the closing price of Bunge’s common shares on the vesting date.

(3)          Represents time-vested RSUs that vested on July 1, 2006. Value realized was determined by multiplying the number of shares acquired by $50.25, the closing price of Bunge’s shares on the vesting date.

Pension Benefits Table

The following table shows pension benefit information for the Named Executive Officers with respect to each defined benefit pension plan in which such executive participates.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Alberto Weisser	Weisser SERP	7	$6,603,865	$0
	Pension Plan	7	116,126	0
	Excess Plan	7	1,437,707	0
William Wells	Pension Plan	7	79,842	0
	SERP	7	183,363	0
	Excess Plan	7	302,756	0
Archibald Gwathmey	Pension Plan	32	638,509	0
	SERP	32	1,785,178	0
	Excess Plan	32	2,789,788	0
João Fernando Kfouri(2)	N/A	0	0	0
Andrew J. Burke	Pension Plan	5	76,527	0
	SERP	5	78,549	0
	Excess Plan	5	138,026	0

(1)          Amounts were calculated as of December 31, 2006, using assumptions that were used for Bunge’s audited financial statements based on the earliest age that an individual could receive an unreduced pension benefit. See Note 17 to the financial statements in the Form 10-K for material assumptions.

(2)          Mr. Kfouri does not participate in any of Bunge’s pension plans.

Retirement Plan Benefits

The Named Executive Officers are eligible to receive retirement benefits under the Pension Plan, the SERP and the Excess Benefit Plan. Mr. Kfouri does not participate in any of the company’s plans. While Mr. Weisser does not participate in the SERP, he is eligible for a supplemental pension benefit under the terms of the Weisser SERP. Information regarding each of these arrangements is set forth below.

The Pension Plan

The Pension Plan is a tax qualified retirement plan that covers substantially all of our U.S. based salaried and non-union hourly employees. The Pension Plan pays benefits at retirement to participants who terminate employment or retire from Bunge after meeting the eligibility requirements for a benefit. The Pension Plan provides pension benefits based on: (i) the participant’s highest average salary for 60 consecutive months within the 120 consecutive months prior to termination of employment (“final average salary”) and (ii) the participant’s length of service.

A participant’s annual benefit is calculated as (i) 1% of his or her final average salary multiplied by his or her years of benefit service and (ii) 0.5% of his or her final average salary over the average of the social security wage base multiplied by years of benefit service to a maximum of 35 years. For purposes of the Pension Plan, average social security wage base means the average of the social security wage base during the 35-year period preceding the participant’s social security retirement age. For purposes of the Pension Plan, a participant’s salary for a year is deemed to include base salary and 50% of any award under our annual incentive plans for that year. Because the Pension Plan is a tax qualified retirement plan, a participant’s salary is restricted by the compensation limit imposed by the Internal Revenue Code. For

2006, this salary limit was $220,000. If a participant’s salary exceeds this limit, such amounts are subject to the non-tax qualified retirement plans described below.

Participants are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. The normal retirement age under the Pension Plan at which a participant may receive an unreduced normal retirement benefit is age 65. Participants (i) whose age and years of service equal 70 (“Rule of 70”) or (ii) who attain age 55 and complete 10 years of service with the company may elect to receive an early retirement benefit. Benefits payable to a participant who retires between ages 60 and 62 are subject to a 0.4% reduction for each month before age 62 and a 0.5% reduction for each month between ages 55 and 59. In addition, in the case of the Rule of 70, a participant is subject to an additional .25% reduction for each month that he or she retires before age 55. Participants who have 10 years of service and retire on or after age 62 are eligible to receive an unreduced early retirement benefit.

Participants may choose from among several optional forms of annuity payments under the Pension Plan. A participant receives the highest monthly payment under an annuity payable over his or her life and the lowest monthly payment under a joint and survivor annuity where payments continue to be made to such participant’s spouse following his or her death.

The present value estimates shown in the Pension Benefits Table assume payment in the form of a single life annuity of the Named Executive Officer’s accrued benefit under the Pension Plan, based on a participant’s salary and service through September 30, 2006 (the Pension Plan measurement date for financial reporting purposes) and commencing on the earliest date that benefits are available unreduced. The present value assumes a discount rate of 6% and mortality as set forth in the RP-2000 mortality table.

The Excess Benefit Plan

The Excess Benefit Plan, a non-tax qualified retirement plan, is designed to restore retirement benefits that cannot be paid from the Pension Plan due to the Internal Revenue Code limits described above. The benefit provided under the Excess Benefit Plan will equal the difference between (i) the benefit that would have been earned under the Pension Plan, without regard to any Internal Revenue Code limitations, and (ii) the actual benefit payable from the Pension Plan. All Named Executive Officers in the Pension Plan are potentially eligible to participate in the Excess Benefit Plan, provided that their Pension Plan benefits are limited by the Internal Revenue Code.

Generally, benefits payable under the Excess Benefit Plan are payable in the same distribution form and manner as the payment of the participant’s benefit under the Pension Plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the Excess Benefit Plan are paid out of the company’s general assets.

The present value estimates shown in the Pension Benefits Table for accumulated benefits under the Excess Benefit Plan are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The SERP

We have adopted the SERP, a non-tax qualified retirement plan, to attract, retain and award certain key employees whose benefits under the Pension Plan are limited by the Internal Revenue Code. The Board designates those key employees who are eligible to participate in the SERP.

A participant’s SERP benefit equals the amount that his or her benefit would equal if the Pension Plan (i) included 100% of such participant’s bonus compensation when calculating his or her benefit and (ii) was administered without regard to any Internal Revenue Code limitation over any amounts payable to such participant under the Pension Plan and/or Excess Benefit Plan, as applicable.

Benefits payable under the SERP are paid coincident with and in the same distribution form and manner as the payment of the participant’s benefit under the Pension Plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the SERP are paid out of the company’s general assets.

The present value estimates shown in the Pension Benefits Table for accumulated benefits under the SERP are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The Weisser SERP

Pursuant to the Weisser SERP, Mr. Weisser is entitled to receive a supplemental pension benefit (the “Supplemental Benefit”), subject to meeting certain conditions under his employment agreement. Mr. Weisser will be eligible to receive the Supplemental Benefit if he (i) remains in the employ of Bunge on the last day of the month in which he attains age 55 or (ii) his employment terminates due to “Disability”, his resignation for “Good Reason” or the company terminates his employment without “Cause” (as such terms are described under the heading “Potential Payments Upon Termination of Employment or Change of Control” beginning on page 37 of this proxy statement).

The Supplemental Benefit will be paid as a single life annuity commencing on the first day of the month following the month in which Mr. Weisser attains age 65. The Supplemental Benefit will equal an amount that, when added to Mr. Weisser’s retirement benefits payable on a single annuity basis under the Pension Plan and Excess Benefit Plan, equals the sum of 45% of Mr. Weisser’s average annual base salary and annual bonus compensation during the five-year period preceding his termination of employment. Mr. Weisser may elect to receive the Supplemental Benefit before he attains age 65. If Mr. Weisser commences the Supplemental Benefit before age 65, such benefit will be reduced by (i) 2% per year for each year that such benefit commences from age 60 and before age 65 and (ii) 6% per year for each year that such benefit commences from age 55 and before age 60. Additionally, Mr. Weisser may elect to receive the Supplemental Benefit in the form of (i) any annuity form permissible under the Pension Plan, (ii) a single life annuity with a 10-year term certain payment option, or (iii) a 100% qualified joint and survivor annuity with a 10-year term certain payment option.

Mr.  Weisser will forfeit the Supplemental Benefit in the event (i) he resigns without Good Reason prior to the last day of the month in which he attains age 55, (ii) his employment is terminated for Cause, (iii) he breaches the confidentiality, noncompetition or nonsolicitation covenants provided for in his employment agreement, or (iv) he dies prior to the commencement of Supplemental Benefit, in which case, his surviving spouse will receive a death benefit.

If Mr. Weisser dies prior to the commencement of his pension, his surviving spouse will receive a death benefit in the form of a 100% joint and survivor annuity with a 10-year term certain equal to the survivor benefit that would have been payable if Mr. Weisser had retired as of the later of (i) the date of his death, or (ii) the date on which Mr. Weisser would have attained age 55 had he not died. Additionally, Mr. Weisser’s surviving spouse may elect to receive the death benefit in the form of a 100% joint and survivor annuity. If Mr. Weisser dies after the commencement of his pension, the survivor benefit payable to his surviving spouse is based on the annuity form he elected at the time of his retirement. Mr. Weisser’s surviving spouse will not receive a death benefit if Mr. Weisser dies after the commencement of his pension and elected to receive a single life annuity.

The present value estimate shown in the Pension Benefits Table for Mr. Weisser’s accumulated benefits under the Weisser SERP is determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

Nonqualified Deferred Compensation Table

The following table shows certain information with respect to our nonqualified deferred compensation plans in which the Named Executive Officers participate.

	Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Alberto Weisser	$120,000	$39,600	$273,155	$712,816	$3,913,879
Archibald Gwathmey	0	12,350	8,070	0	107,930
William Wells	994,500	12,000	511,745	478,176	5,946,244
João Fernando Kfouri	0	0	0	0	0
Andrew J. Burke	0	6,600	3,497	0	27,630

(1)          Amounts set forth for each Named Executive Officer have previously been reported by Bunge in this proxy statement or the 2005 proxy statement.

401(k) Plan

The company sponsors the 401(k) Plan, a tax qualified retirement plan that covers substantially all of Bunge’s U.S. based salaried and non-union hourly employees. Participants may contribute up to 50% of their compensation on a before-tax basis into their 401(k) Plan accounts. In addition, the company matches an amount equal to 100% for each dollar contributed by participants on the first 3% of their regular earnings and 50% for each dollar contributed on the next 2% of their regular earnings.

Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the “additions” that can be made to a participant’s 401(k) plan account each year (for 2006, $44,000). “Additions” include company matching contributions, before-tax contributions made by a participant and employee after-tax contributions. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan. In 2006, this compensation limit was $220,000. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives, including a Bunge common share fund.

The Excess Contribution Plan

The company sponsors the Excess 401(k) Plan, which is a non-tax qualified defined contribution plan that is designed to restore retirement benefits that cannot be paid from the 401(k) Plan due to Internal Revenue Code limits. Participants in the 401(k) Plan are eligible to participate in the Excess 401(k) Plan, provided that their 401(k) Plan benefits are limited by the Internal Revenue Code.

The amounts shown as “Registrant Contributions” represent company matching contributions made under the Excess 401(k) Plan to the Named Executive Officers and are also reported in the “All Other Compensation” column of the Summary Compensation Table. The benefit provided under the Excess 401(k) Plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A Participant’s account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).

Payments are made from the company’s general assets in a lump sum cash payment following a participant’s termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.

Bunge Management Services Inc. Deferred Compensation Plan for Certain Employees and Bunge Global Markets, Inc. Deferred Compensation Plan (the “Deferred Compensation Plans”)

The Deferred Compensation Plans, which are non-tax qualified deferred compensation plans, are designed to provide participants with an opportunity to defer receipt of current income into the future on a tax-deferred basis. Amounts deferred into the Deferred Compensation Plans are shown as “Executive Contributions” and are reported in the Summary Compensation Table and, in the case of PBRSUs, have previously been reported.

Eligible employees (including the Named Executive Officers) who meet the minimum base salary level may participate in the Deferred Compensation Plans. For 2006, the minimum base salary level required to participate in the Deferred Compensation Plans was $220,000.

The Deferred Compensation Plans allow participants to voluntarially defer from 1%-10% of their base salary and 10% to 100% of their annual incentive compensation and PBRSUs. Gains and losses are credited based on a participant’s election of a variety of deemed investment choices.

A Participant may elect to defer receipt of income for any period not less than 36 months from the date of deferral and will receive a distribution of his or her account immediately following the end of his or her elected deferral period or death. Participants may elect to receive payment of their deferred account balance in a lump sum or in up to 30 annual installments. Distributions of a participant’s account are made in cash and from Bunge’s general assets in cash.

Potential Payments Upon Termination of Employment or Change of Control

The company has entered into certain agreements and maintains certain plans that will require us to provide compensation to the Named Executive Officers in the event of certain terminations of employment or a change of control of Bunge. The amount of compensation payable to the Named Executive Officer in each situation is shown in the tables below. The amounts assume that a termination of employment or change of control event occurred on December 31, 2006 and, where applicable, uses the closing price of Bunge’s common shares on December 29, 2006 of $72.51.

These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment.

For information regarding the aggregate amount of the Named Executive Officers’ vested benefits under Bunge’s nonqualified deferred compensation plans, see the Nonqualified Deferred Compensation Table on page 36 of this proxy statement.

Mr. Alberto Weisser

The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Weisser as of December 31, 2006.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason(2)	Early Retirement; Normal Retirement(3)	Termination without Cause; Resignation for Good Reason	Change of Control— Termination without Cause or Resignation for Good Reason	Change of Control(3)	Disability	Death(4)
Compensation:
Severance	$0	$0	$10,500,000	$7,200,000	$0	$0	$0
Pro-Rata AIP Award	0	1,150,000	1,150,000	1,150,000	0	1,150,000	1,150,000
Equity Incentive Plan
Performance Based Restricted Stock Units
2005 – 2007	0	1,698,522	2,755,380	2,755,380	2,755,380	1,698,522	1,698,522
2006 – 2008	0	823,767	2,900,400	2,900,400	2,900,400	823,767	823,767
Stock Options Unvested and Accelerated	0	4,497,448	4,497,448	4,497,448	4,497,448	4,497,448	4,497,448
Time-Vested RSUs Unvested and Accelerated	0	1,595,220	1,595,220	1,595,220	1,595,220	1,595,220	1,595,220
Benefits and Perquisites:
Non-qualified Supplemental Pension (Supplemental Benefit)	0	0	6,603,865	6,603,865	0	6,603,865	$10,843,688
Accrued Vacation(5)	92,308	92,308	92,308	92,308	0	92,308	92,308
280G Tax Gross-up	0	0	0	0	0	0	0
Total:	$92,308	$9,857,265	$30,094,621	$26,794,621	$11,748,448	$16,461,130	$20,700,953

(1)	Pursuant to the Weisser Employment Agreement, Mr. Weisser’s compensation for 2006 is as follows: base salary equal to $1,200,000 and an annual bonus equal to $1,150,000.
(2)

Pursuant to the Weisser Employment Agreement, Mr. Weisser’s termination for Cause or resignation without Good Reason entitles him to (i) unpaid base salary and (ii) accrued but unused vacation pay. In addition, if Mr. Weisser resigns his employment for any reason during a Change of Control Period, he will be entitled to his Supplemental Benefit ($6,603,865).

(3)	For disclosure purposes only, we have assumed that all equity-based awards (including performance-based awards) vested at target as of December 31, 2006.
(4)

For disclosure purposes only, we have assumed a 100% qualified joint and survivor annuity for the Supplemental Benefit. The calculation uses the same assumptions as those used in calculating Mr. Weisser’s benefit under the Pension Plan.

(5)	For disclosure purposes only, we have assumed that Mr. Weisser was terminated on December 31, 2006 with four weeks of accrued but unused vacation.

Mr. Archibald Gwathmey

The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Gwathmey as of December 31, 2006.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation	Death or Disability; Normal Retirement	Termination without Cause(2)	Change of Control(3)	Early Retirement
Compensation:
Severance	$0	$0	$600,000	$0	$0
Pro-Rata AIP Award	0	300,000	0	0	300,000
Equity Incentive Plan
Performance Based Restricted Stock Units
2005 – 2007	0	402,282	402,282	652,590	402,282
2006 – 2008	0	185,347	185,347	652,590	185,347
Stock Options Unvested and Accelerated	0	1,115,578	711,685	1,115,578	1,115,578
Time-Vested RSUs Unvested and Accelerated	0	2,211,555	379,039	2,211,555	379,039
Benefits and Perquisites:
Accrued Vacation(4)	46,154	46,154	46,154	0	46,154
Total:	$46,154	$4,260,916	$2,324,507	$4,632,313	$2,428,400

(1)          Mr. Gwathmey’s compensation for 2006 is as follows: base salary for 2006 equal to $600,000 and an annual bonus equal to $300,000.

(2)          Pursuant to Mr. Gwathmey’s employment offer letter dated February 4, 1999, if his employment is terminated under circumstances that would call for severance pay under the company’s severance program, he will receive 12 months of salary continuation as severance pay benefits in lieu of notice and any payments due under any such severance plan. Such benefits would be contingent upon delivery of a release of any employment-related claims against the company and he will be subject to such restrictive covenants as determined by the company.

(3)          For disclosure purposes only, we have assumed that all equity-based awards (including performance-based awards) vested at target as of December 31, 2006.

(4)          For disclosure purposes only, we have assumed that Mr. Gwathmey was terminated on December 31, 2006 with four weeks of accrued but unused vacation.

Mr. Andrew J. Burke

The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Burke as of December 31, 2006.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation	Death or Disability; Normal Retirement	Termination without Cause(2)	Change of Control(3)	Early Retirement
Compensation:
Severance	$0	$0	$330,000	$0	$0
Pro-Rata AIP Award		300,000	0		300,000
Equity Incentive Plan
Performance Based Restricted Stock Units
2005 – 2007	0	205,931	205,931	333,546	205,931
2006 – 2008	0	103,290	103,290	362,550	103,290
Stock Options Unvested and Accelerated	0	600,972	382,942	600,972	600,972
Time-Vested RSUs Unvested and Accelerated	0	290,040	107,275	290,040	107,275
Benefits and Perquisites:
Accrued Vacation(4)	28,846	28,846	28,846	0	28,846
Total:	$28,846	$1,529,079	$1,158,284	$1,587,108	$1,346,314

(1)          Mr. Burke’s compensation for 2006 is as follows: base salary for 2006 equal to $375,000 and an annual bonus equal to $300,000.

(2)          Pursuant to Mr. Burke’s employment offer letter dated December 4, 2001, if his employment is terminated under circumstances that would entitle him for severance pay under the company’s severance program, he is entitled to the greater of (i) the standard severance benefits of the company at the time of termination or (ii) a payment equivalent to 6 months of his then base salary, plus 6 months of his target AIP award. In addition, if the termination is not performance related, Mr. Burke will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance related. Such benefits would be contingent upon delivery of a release of any employment-related claims against the company in a form mutually agreeable to Mr. Burke and the company.

(3)          For disclosure purposes only, we have assumed that all equity-based awards (including performance-based awards) vested at target as of December 31, 2006.

(4)          For disclosure purposes only, we have assumed that Mr. Burke was terminated on December 31, 2006 with four weeks of accrued but unused vacation.

Mr. João Fernando Kfouri

The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Kfouri as of December 31, 2006.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation(2)	Death or Disability; Normal Retirement	Termination without Cause(3)	Change of Control(4)	Early Retirement
Compensation:
Severance	$0	$0	$90,000	$0	$0
Pro-Rata AIP Award	0	500,000	0	0	500,000
Equity Incentive Plan
Performance Based Restricted Stock Units
2005 – 2007	0	134,303	$134,303	217,530	134,303
2006 – 2008	0	103,290	$103,290	362,550	103,290
Stock Options Unvested and Accelerated	0	473,278	$277,748	473,278	473,278
Time-Vested RSUs Unvested and Accelerated	0	290,040	$107,275	290,040	107,275
Benefits and Perquisites:
Accrued Vacation(5)	$41,538	41,538	$41,538	0	41,538
Total:	$41,538	$1,542,449	$754,154	$1,343,398	$1,359,684

(1)          Mr. Kfouri’s compensation for 2006 is as follows: base salary for 2006 equal to $540,000 and an annual bonus equal to $500,000.

(2)          Pursuant to Mr. Kfouri’s employment agreement dated July 1, 2005, if his employment is terminated without Cause or he resigns for any reason, Mr. Kfouri is entitled only to payment of his accrued but unpaid base salary and accrued but unused vacation. If he is terminated without Cause, he is entitled to 60-days’ notice. The agreement contains a confidentiality restrictive covenant of indefinite duration and a non-solicitation restrictive covenant that extends for 12 months following the termination.

(3)          For purposes of the agreement, “Cause” means:  (a) any act or omission that constitutes a material breach by Mr. Kfouri of his agreement; (b) the willful and continued failure or refusal of Mr. Kfouri to substantially perform the duties required of him; (c) any willful and material violation by Mr. Kfouri of any law or regulation applicable to any business of Bunge and its subsidiaries, or Mr. Kfouri’s conviction of, or a plea of nolo contendere to, a felony, or his willful perpetration of a common law fraud; or (d) any willful misconduct by Mr. Kfouri that is materially injurious to the financial condition, business or reputation of, or is otherwise materially injurious to, Bunge and its subsidiaries.

(4)          For disclosure purposes only, we have assumed that all equity-based awards (including performance-based awards) vested at target as of December 31, 2006.

(5)          For disclosure purposes only, we have assumed that Mr. Kfouri was terminated on December 31, 2006 with four weeks of accrued but unused vacation.

Mr. William Wells

On March 1, 2007, Mr. Wells entered into a Separation Agreement with Bunge, pursuant to which his employment with Bunge terminated effective as of April 1, 2007. Mr. Wells will not receive any payments under the Separation Agreement other than accrued and unused vacation pay. Pursuant to the EIP, and as set forth in the table below, upon termination Mr. Wells vested in all stock options in which he would have vested had he remained employed through the 12-month period following termination, and in all restricted stock unit awards pro rata through the date of termination (with performance-based awards remaining subject to the satisfaction of applicable performance goals).

The Separation Agreement also provides that Mr. Wells will be bound by certain confidentiality, cooperation and non-solicitation restrictive covenants, and includes a general release of all claims against Bunge.

The following table describes the amounts paid or provided to Mr. Wells pursuant to his Separation Agreement. The value of EIP awards are based on the closing price of Bunge’s common shares on March 30, 2007 of $82.22.

Stock Options	$426,838
Time-vested Restricted Stock Units	281,850
2005 – 2007 Performance-Based Restricted Stock Units(1)	422,446
2006 – 2008 Performance-Based Restricted Stock Units(1)	191,079
Accrued Vacation	9,996
Total	$1,332,209

(1)          Amounts based on Bunge’s financial results achieved through December 31, 2006. Pursuant to the EIP, final amounts will be determined following finalization of financial results for the fiscal quarter ended March 31, 2007.

Additional Information Regarding Potential Payments Upon Termination of Employment or Change in Control

Weisser Employment Agreement.   Pursuant to the Employment Agreement between Bunge and Mr. Alberto Weisser, dated May 27, 2003 (the “Weisser Employment Agreement”), Mr. Weisser’s  base salary for 2006 was equal to $1,200,000 and his target annual bonus was equal to 100% of his base salary with a maximum annual bonus equal to 250% of his base salary. Mr. Weisser’s employment under the agreement shall continue until the earlier of his termination of employment or the last day of the month in which he attains age 65.

In the event of Mr. Weisser’s termination without Cause or his resignation for Good Reason (before a Change in Control), Mr. Weisser’s severance will be equal to:  (i) three times the sum of the highest base salary paid to him over the three year period immediately prior to his termination and the average of the annual cash bonus paid over the three year period immediately preceding his termination, payable in substantially equal monthly installments over 36 months; (ii) a lump sum equal to the pro rata portion of the cash bonus to which he was entitled for that year had he remained employed, which the compensation committee may elect to pay (A) within 30 business days following his termination date (based on Bunge’s financial results through the calendar quarter preceeding such termination), or (B) at the same time bonuses are paid under the annual cash bonus plan generally (based on Bunge’s financial results for the calendar year); (iii) continuation at his own expense of health and medical insurance coverage until the earlier of (A) age 65 or (B) until eligible for such coverage under a subsequent employer’s plan; (v) immediate vesting of entitlement to receive retiree medical and life insurance coverage that the company offers to senior executives (if any); (vi) immediate vesting or satisfaction of any service requirement or performance requirement in respect of any equity-based award; (vii) any benefits due to other senior executives upon termination; and (viii) vesting in his right to the Supplemental Benefit, payable as a single-life annuity to commence on the first month following the month in which he turns age

65 (also payable, at Mr. Weisser’s election, as a single-life annuity with a 10-year term certain or a 100% joint and survivor annuity with a 10-year term certain).

If Mr. Weisser resigns for Good Reason or is terminated without Cause during the Change of Control Period, he is entitled to (a) the same severance benefit as set forth in the preceding paragraph (except that the determination of his annual bonus in clause (i) shall be based on his target annual bonus in effect at the time of his termination) and (b) if he resigns his employment for any reason during the Change of Control Period, he will be entitled to receive the Supplemental Benefit.

If Mr. Weisser terminates his employment due to Disability, he is entitled to a disability benefit equal to (i) his pro-rated cash bonus due for the year in which such disability occurs, and (ii) his Supplemental Benefit.

If Mr. Weisser’s employment terminates due to his death, his estate is entitled to a death benefit equal to (i) his pro-rated cash bonus due for the year in which his death occurs and (ii) if he dies prior to commencement of his Supplemental Benefit, his surviving spouse will receive a survivor’s benefit equal to the greater of the pension that would have been paid had Mr. Weisser retired on the later of: (a) the date of his death or (b) the date he would have turned age 55, payable in the form of a 100% joint and survivor annuity with a 10-year term certain payment; (or, if spouse elects, a 100% joint and survivor annuity).

As a condition to Mr. Weisser’s receiving the severance benefits referenced in the table above, he is bound by the terms of the non-competition and non-solicitation provisions in his employment agreement for the period of 18 months from the date of his termination of employment for any reason and by the terms of a confidentiality provision indefinitely. He must also execute and deliver a general release of claims against the company and its subsidiaries.

Mr. Weisser is also eligible to receive the Supplemental Benefit, as described in greater detail following the Pension Benefits Table on page 33 of this proxy statement.

The Weisser Employment Agreement also contains a “gross-up” provision pursuant to Section 280G of the Internal Revenue Code. If any of the payments or benefits provided to Mr. Weisser in connection with a Change of Control subject him to the excise tax imposed under Section 4999 of the Code, the company must make a gross-up payment to him which will result in Mr. Weisser receiving the net amount that he is entitled to receive, after the deduction of all applicable taxes.

The following definitions are provided in the Weisser Employment Agreement for certain of the terms used in this description:

“Cause” means a termination of Mr. Weisser’s employment by the company for any of the following reasons:  (a) any act or omission that constitutes a material breach by him of the agreement; (b) his willful and continued failure or refusal to substantially perform his duties; (c) his willful and material violation of any law or regulation applicable to the company and its subsidiaries, or his conviction of, or a plea of nolo contendere to, a felony, or any willful perpetration by him of a common law fraud; or (d) any other willful misconduct by Mr. Weisser that is materially injurious to the financial condition, business or reputation of, or is otherwise materially injurious to, any member of the company and its subsidiaries.

“Good Reason” means a resignation by Mr. Weisser for any of the following reasons:  (a) a failure by the company to pay material compensation due and payable to him; (b) a material diminution of his authority, responsibilities or positions under the agreement; (c) the occurrence of acts or conduct by the company or its representatives that prevent or substantially hinder him from performing his duties or responsibilities; or (d) if immediately prior to the Change of Control Period Mr. Weisser’s principal place of employment is located within the metropolitan New York area, any relocation during the Change of Control Period of his principal place of employment to a location outside of the metropolitan New York area.

“Disability” means a physical or mental disability or infirmity, as determined by a physician of recognized standing selected by the company, that prevents (or, in the opinion of such physician, is reasonably expected to prevent) the normal performance of duties as an employee of the company for any continuous period of 180 days or for 180 days during any one 12-month period.

“Change in Control” means the occurrence of any of the following events:  (a) any person (within the meaning of Section 13(d) of the Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the company representing 35% or more of the common shares of the company’s then outstanding; (b) a failure for any reason of the individuals who were directors on the effective date of the agreement to constitute at least a majority the Board of Directors; (iii) consummation after approval by the shareholders of the company of either (i) a plan of complete liquidation or dissolution of the company or (ii) a merger, amalgamation or consolidation of the company with any other corporation, the issuance of voting securities of the company in connection with a merger, amalgamation or consolidation of the company, a sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the company or all or substantially all of the company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.

“Change of Control Period” means the period beginning on the date of the Change of Control and ending 30 months later, and can include the 12-month period immediately preceding such Change of Control, if Mr. Weisser is terminated without Cause during this 12-month period prior to such Change of Control and there is a reasonable basis to conclude such termination was at the request or direction of the person acquiring the company.

Equity Acceleration under the Equity Incentive Plan.   Under the EIP, the following accelerations occur (except as otherwise provided under the individual award agreements):  In the event of a termination due to death, disability or Retirement (defined as termination after an executive’s 65th birthday), an executive’s stock options become fully vested and immediately exercisable. In the event of a termination without Cause or early retirement (as defined under the Pension Plan), all stock options that would have vested in the 12-month period following termination of employment will immediately vest and become exercisable.

For all terminations other than for Cause or voluntary resignation, all performance-based and non-performance-based restricted stock unit awards vest pro-rata through the date of termination (though performance-based units remain subject to satisfaction of the applicable performance goals). In the event of a Change of Control, all unvested equity awards vest immediately prior to such Change of Control unless the compensation committee determines otherwise. The definitions of Cause and Change of Control are substantially similar to the definition under the Weisser Employment Agreement.  Under the EIP, disability has the same meaning as under the company long-term disability plan for all awards except incentive stock options, for which disability means permanent and totality disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.

Other Change of Control Arrangements.   In addition to the Weisser Employment Agreement and the EIP, Named Executive Officers participate in the Deferred Compensation Plans which contain change of control provisions. Under these plans, the events constituting a change of control are substantially similar to the change of control events set forth in the Weisser Employment Agreement. Bunge is evaluating the treatment of a participant’s account under these plans in light of anticipated final regulations to be issued under Section 409A of the Internal Revenue Code.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common shares by each member of our Board, each executive officer and our directors and executive officers as a group as of March 1, 2007, based on 120,337,326 shares issued and outstanding.

All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.

Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting or investment power whether or not the shares are held for the individual’s benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct(1)	Voting or Investment Power(2)		Right to Acquire(3)		Percent of Class
Alberto Weisser	107,966	0		754,509		*
Jorge Born, Jr.	0	0		48,800		*
Ernest G. Bachrach	0	0		58,988	(4)	*
Enrique H. Boilini	0	0		48,800		*
Michael H. Bulkin	0	0		48,800		*
Octavio Caraballo	67,497	4,464	(5)	49,852	(6)	*
Francis Coppinger	0	717,642	(7)	50,370	(8)	*
Bernard de La Tour d’Auvergne Lauraguais	303,269	3	(9)	48,800		*
William Engels	0	0		18,200		*
Paul H. Hatfield	5,000	0		41,600		*
L. Patrick Lupo	0	0		13,000		*
Larry G. Pillard	0	0		0		*
Andrew J. Burke	9,461	0		70,955		*
Archibald Gwathmey	18,430	0		215,778		*
João Fernando Kfouri	6,069	0		29,411		*
Flávio Sá Carvalho	19,185	0		35,955		*
William Wells	0	0		48,150	(10)	*
All directors and executive officers as a group (17 persons)	536,877	722,109		1,581,967		2.4%

*                    Less than 1%.

(1)          These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.

(2)          This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)          This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under Bunge’s Non-Employee Directors Equity Incentive Plan and the Equity Incentive Plan, respectively, that have vested or will vest within 60 days of March 1, 2007, restricted stock units and dividend equivalent payments for which shares are issuable within 60 days of March 1, 2007 and shares underlying hypothetical share units held by non-employee directors who have elected to receive, under the Non-Employee Directors Deferred Compensation Plan, a distribution in the form of common shares.

(4)          Includes 10,188 shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(5)          Includes 4,464 common shares held by his wife, as to which he disclaims beneficial ownership.

(6)          Includes 1,052 shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(7)          Includes 2,563 common shares held by his wife and 715,079 common shares held by a company owned by his wife.

(8)          Includes 1,570 shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(9)          Includes 3 common shares held by his wife.

(10)   Includes an estimated 7,462 common shares in respect of PBRSU awards that vested as of April 1, 2007 pursuant to Mr. Wells’ Separation Agreement based on Bunge’s financial results achieved through December 31, 2006. The final number of vested common shares will be determined following finalization of financial results for the fiscal quarter ended March 31, 2007.

The following table sets forth information regarding the beneficial ownership of our common shares by persons or groups known to Bunge to be beneficial owners of more than 5% of our issued and outstanding common shares.

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding on December 31, 2006
Capital Research and Management Company(1)	13,585,800	11.33%
Wellington Management Company, LLP(2)	14,986,539	12.49%
Janus Capital Management LLC(3)	12,105,723	10.09%

(1)          Based on information filed by Capital Research and Management Company with the SEC on an amended Schedule 13G on February 12, 2007. Based on the Schedule 13G, Capital Research and Management Company, in its capacity as investment advisor, may be deemed to beneficially own 13,585,800 common shares that are held of record by its clients and The Growth Fund of America, Inc., in its capacity as an investment company advised by Capital Research and Management Company, may be deemed to beneficially own 7,250,000 common shares. Shares owned by Capital Research and Management Company include 542,300 shares issuable upon conversion of Bunge’s 4.875% cumulative convertible perpetual preference shares. The address of Capital Research and Management Company and The Growth Fund of America, Inc. is 333 South Hope Street, Los Angeles, California 90071.

(2)          Based on information filed by Wellington Management Company, LLP with the SEC on an amended Schedule 13G on February 14, 2007. Based on the Schedule 13G, Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed to beneficially own 14,986,539 common shares that are held of record by its clients. The address of Wellington Management Company LLP is 75 State St., Boston, Massachusetts 02109.

(3)          Based on information filed by Janus Capital Management LLC with the SEC on an amended Schedule 13G on March 12, 2007. Janus Capital Management LLC, or Janus Capital, has an indirect 82.5% ownership stake in Enhanced Investment Technologies LLC, or INTECH. Due to the above ownership structure, holdings for Janus Capital and INTECH are aggregated for beneficial ownership disclosure purposes. Janus Capital and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively, the “Managed Portfolios”). Neither Janus Capital nor INTECH has the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and each disclaims any ownership associated with such rights. Janus Capital has sole voting and dispositive power over 12,080,469 common shares and shared voting and dispositive power over 25,254 common shares. The address for Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

AUDIT COMMITTEE REPORT

Bunge’s audit committee is composed of five independent directors, all of whom are financially literate. In addition, Bunge’s Board has determined that each of Mr. de La Tour d’Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert as defined by the SEC. The audit committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on Bunge’s website at www.bunge.com.

The audit committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of Bunge’s financial statements and related disclosures, (2) Bunge’s compliance with legal and regulatory requirements, (3) Bunge’s independent auditors’ qualifications, independence and performance and (4) the performance of Bunge’s internal audit and control functions.

Bunge’s management is responsible for the preparation of its financial statements, its financial reporting process and its system of internal controls. Bunge’s independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.

The audit committee has adopted a policy designed to increase its oversight of Bunge’s independent auditor. Under the policy, the audit committee approves all audit, and audit-related services, tax services and other services provided by the independent auditor. In addition, any services provided by the independent auditor that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of Bunge’s accounting policies and practices.

The audit committee has reviewed and discussed with management and Deloitte & Touche LLP, Bunge’s independent auditors, the audited financial statements as of and for the year ended December 31, 2006. In addition, the audit committee met regularly with management and Deloitte & Touche LLP to discuss the results of their evaluations of Bunge’s internal controls and the overall quality of Bunge’s financial reporting. The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors their written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Bunge and its management. The audit committee also considered whether the non-audit services provided by Deloitte & Touche LLP to Bunge during 2006 were compatible with their independence as auditors.

Based on these reviews and discussions, the audit committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Bunge’s Annual Report on Form 10-K for the year ended December 31, 2006.

Members of the Audit Committee

Bernard de La Tour d’Auvergne Lauraguais, Chairman
Ernest G. Bachrach
Enrique H. Boilini
Francis Coppinger
William Engels

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION
OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE
THE INDEPENDENT AUDITORS’ FEES

General

Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2007 and authorize the audit committee of the Board to determine the independent auditors’ fees. You would be so acting based on the recommendation of our audit committee. According to Bermuda law, an auditor is appointed for a one-year term beginning at the annual general meeting at which it is appointed and continuing until the close of the next annual general meeting.

The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a new proposal for independent auditors.

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) have audited our annual financial statements since our 1996 fiscal year.

Representatives of the Deloitte Entities are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.

Fees

The chart below sets forth the aggregate fees for professional services rendered by the Deloitte Entities for services performed in each of 2006 and 2005, and breaks down these amounts by category of service:

	2006	2005
Audit Fees	$9,201,000	$8,519,000
Audit-Related Fees	231,000	218,000
Tax Fees	382,000	395,000
All Other Fees	0	0
Total	$9,814,000	$9,132,000

Audit Fees

Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of management’s assessment on internal control over financial reporting and for the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.

Audit-Related Fees

For 2006 and 2005, audit-related fees principally included fees for employee benefit plan audits and statutory attestation services in Argentina.

Tax Fees

Tax fees in 2006 and 2005 primarily related to tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.

All Other Fees

No fees were paid to the Deloitte Entities in 2006 and 2005 for any other professional services.

Pre-Approval Policies and Procedures

The audit committee approves all audit services, audit-related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement. In 2006, none of the fees paid to Deloitte & Touche LLP were approved pursuant to the de minimis exception.

In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2007, the audit committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP’s independence.

RECOMMENDATION OF THE BOARD

Our Board recommends that, based on the recommendation of the audit committee, you vote FOR the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2007 and the authorization of the audit committee of the Board to determine the independent auditors’ fees.

PROPOSAL 3
APPROVAL OF THE 2007 BUNGE LIMITED NON-EMPLOYEE DIRECTORS
EQUITY INCENTIVE PLAN

General

Our Board has recommended and asks that you approve the terms of the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan (the “Directors Plan”). Our Board has adopted the Plan, subject to the approval of our shareholders. The Plan is intended to replace Bunge’s existing Non-Employee Directors Equity Incentive Plan, which was initially adopted in 2001 (the “2001 Plan”). As under the 2001 Plan, the Directors Plan would provide for equity grants to new non-employee directors upon their initial election or appointment to the Board and for annual equity grants for continuing non-employee directors. However, the Directors Plan would provide flexibility to consider alternative forms of equity grants rather than being limited only to stock options as provided under the 2001 Plan.  Subject to approval of the Directors Plan by the shareholders, no further awards will be granted to non-employee directors pursuant to the 2001 Plan.

The following is a general description of the Directors Plan. This summary is qualified in its entirety by reference to the terms of the Directors Plan, a copy of which is included as Appendix B to this proxy statement.

Summary of the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan

Purposes.   The purpose of the Directors Plan is to promote the long-term growth and financial success of Bunge by attracting, motivating and retaining non-employee directors of outstanding ability and assisting Bunge in promoting a greater identity of interest between Bunge’s non-employee directors and its shareholders.

Eligibility.   Members of the Board who are not employees of Bunge or any of its subsidiaries are eligible to participate in the Directors Plan (the “Participants”). Eleven of our 12 directors are currently eligible to participate in the Directors Plan.

Administration.   The Directors Plan will be administered by the compensation committee of the Board (the “Committee”). Subject to the terms of the Directors Plan, the Committee will have broad discretionary authority to determine the terms and conditions of awards made under the Directors Plan. Additionally, the Committee may, without limitation, make factual and legal determinations in connection with the administration or interpretation of the Plan. All decisions and determinations by the Committee will be final and binding on all parties, all of whose members are independent directors.

Annual and New Director Awards.   The Directors Plan provides for (i) an annual equity award to each Participant who continues to be a member of the Board as of the date of Bunge’s annual meeting of shareholders  and (ii) a new director equity award upon a Participant’s initial election or appointment to the Board. In each case, the value, type and terms of such awards shall be approved by the Board based on the recommendation of the Committee, all of whose members are independent directors.

Shares Reserved for Awards.   The aggregate number of shares available for issuance under the Directors Plan will be 600,000 (the “Plan Limit”). The Plan Limit is subject to adjustment in the event of stock splits, stock dividends, bonus issues, mergers, share exchanges, reorganizations, consolidations, amalgamations, recapitalizations, certain issuances of rights or warrants or other similar transactions. For purposes of determining the number of shares that remain available for issuance under the Directors Plan, the number of shares will be determined as follows:  (i) each share subject to an outstanding option granted under the Directors Plan will reduce the Plan Limit by one share; (ii) each share subject to an outstanding award of restricted stock, deferred restricted stock units or restricted stock units granted under the Plan will reduce the Plan Limit by 2.2 shares; and (iii) the number of shares subject to an outstanding award that is forfeited, cancelled or expires for any reason without having been settled or delivered will be added back to the Plan Limit and will again be available for awards under the Directors Plan.

Shares will be made available from authorized but unissued shares or may be purchased on the open market or by private purchase.

Award Document.   Each award will be evidenced by an award document issued by Bunge that sets forth the terms and conditions of such award, including without limitation, the amount and type of an award.

Stock Options.   The Directors Plan authorizes the issuance of nonqualified stock options. Unless determined earlier under the Directors Plan or an applicable award document, each stock option will expire on the tenth anniversary of such option’s date of grant. The exercise price of each stock option will be the fair market value of our common shares on the date of grant. We define fair market value as the closing sale price of our common shares on the New York Stock Exchange. Subject to earlier forfeiture or accelerated vesting as provided in the Directors Plan, a stock option will vest and become fully exercisable not earlier than the third anniversary of its date of grant, assuming that the Participant has continued to serve as a member of the Board until such date. Notwithstanding the foregoing, unless otherwise determined by the Committee, all stock options will immediately vest and become exercisable upon the termination of a Participant’s service on the Board by reason of retirement, death, or permanent disability or by reason of failure by the shareholders to reelect such Participant to the Board after being nominated by the Board for reelection. In the event a Participant’s service on the Board terminates for any reason other than those described in the preceding sentence, all unvested options will be forfeited and cancelled without any payment. Participants may exercise stock options by paying the exercise price in cash or any other method approved by the Committee, including, through a “cashless exercise.”

Restricted Stock.   The Directors Plan authorizes the issuance of restricted common shares of Bunge. Subject to earlier forfeiture or accelerated vesting as provided in the Directors Plan, Restricted Stock will fully vest not earlier than the third anniversary of its date of grant, assuming that the Participant has continued to serve as a member of the Board until such date. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, Restricted Stock fully vests and is exercisable upon the termination of a Participant’s service on the Board by reason of retirement, death, or permanent disability or by reason of failure by the shareholders to reelect such Participant after being nominated by the Board for reelection. In the event a Participant’s service on the Board terminates for any reason other than those described in the preceding sentence, all unvested shares of Restricted Stock will be forfeited.

Restricted Stock Units.   Each Restricted Stock Unit will represent the right of a Participant to receive one common share of Bunge upon its settlement. Subject to earlier forfeiture or accelerated vesting as provided in the Directors Plan, each Restricted Stock Unit will fully vest not earlier than on the third anniversary of the date such Restricted Stock unit is granted, assuming that the Participant has continued to serve as a member of the Board until such date, and shall be payable in common shares of Bunge. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, each Restricted Stock Unit shall be fully vested and exercisable upon the termination of the Participant’s service on the Board by reason of retirement, death, or permanent disability or by reason of failure by the shareholders to reelect such Non-Employee Director after being nominated by the Board for reelection. In the event a Participant’s service on the Board terminates for any reason other than those described in the preceding sentence, all unvested Restricted Stock Units will be forfeited and cancelled without any payment.

Deferred Restricted Stock Units.   Each Deferred Restricted Stock Unit represents a right to receive a common share of Bunge upon its settlement. Unless otherwise determined by the Committee, each Deferred Stock Unit will vest on the 12-month anniversary of the date such Deferred Stock Unit is granted, assuming that such Participant has continued to serve as a member of the Board until such date. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, Deferred Restricted Stock Units immediately vest upon a Participant’s termination of service on the Board due to retirement, death, permanent disability or the failure to be reelected to the Board after being nominated by the Board for reelection. In the event a Participant’s service on the Board terminates for any other reason than those described in the preceding sentence, all unvested Deferred Restricted Stock Units will be forfeited and cancelled without any payment. Upon the vesting of any Deferred Restricted Stock Units granted to Participants, such Deferred Restricted Stock Units will be automatically deferred for at least an additional two years. Following the expiration of the deferral period and provided that the Participant has not elected to further defer the Deferred Restricted Stock Units, such Deferred Restricted Stock Units will be paid out in a lump sum in common shares of Bunge.

Dividend Equivalents.   The Directors Plan provides that dividend equivalents will be awarded with respect to Restricted Stock Units and Deferred Restricted Stock Units in the event Bunge pays a regular cash dividend with respect to its common shares. Dividend equivalents will be deemed to be reinvested in common shares of Bunge and credited to a bookkeeping account that Bunge will maintain on behalf of each Participant.

Dividend equivalents will accrue on the Restricted Stock Units and Deferred Restricted Stock Units until such time as the awards are paid out and will be subject to the same terms and conditions (including vesting) as the underlying awards. The dividend equivalents that have been credited to a Participant’s account will be paid in common shares of Bunge when the underlying Restricted Stock Units and Deferred Restricted Stock Units are settled. Payment of dividend equivalents that have been credited to a Participant’s account will not be made with respect to any award that does not vest and is cancelled.

Amendment and Termination of the Plan.   The Board may amend, modify, suspend or terminate the Plan at any time, except as provided by applicable law or stock exchange rule that require shareholder approval for certain amendments. Notwithstanding the foregoing, no stock option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price without the approval of Bunge’s shareholders. No amendment or termination may adversely affect a Participant’s rights with respect to previously granted awards without his or her consent.

Corporate Changes.   The existence of the Directors Plan and any award documents does not affect or restrict in any way the right or power of Bunge to effect corporate changes or acts. In the event of any change in the issued and outstanding common shares of Bunge by reason of a stock dividend, recapitalization, reorganization, merger, amalgamation, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the common shares of Bunge, the Committee, in its discretion, may take such measures as it deems appropriate with respect to any outstanding awards, which measures may include, without limitation, the acceleration of vesting, the rollover of outstanding awards into awards exercisable for or subject to the acquirer’s securities, the cash out of vested awards or any combination of the foregoing.

Change in Control.   In the event of a change in control of Bunge, all outstanding awards shall become fully vested immediately prior to the consummation of such change in control transaction, unless the Committee determines otherwise.

Term of the Directors Plan.   The Directors Plan will remain in effect until May 25, 2017, unless earlier terminated by the Board. No awards may be granted under the plan after May 25, 2017.

New Plan Benefits.   It is not presently possible to determine the benefits or the amounts that will be granted to Participants under the Directors Plan in the future. For fiscal year 2006, the equity-based awards granted to non-employee directors under the 2001 Plan are set forth on page 16 of this proxy statement.

U.S. Federal Income Tax Consequences

Stock Options.   A Participant will not recognize taxable income at the time a nonqualified stock option is granted. However, upon the exercise of a nonqualified stock option the Participant will include as ordinary income an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the option and Bunge will generally be entitled to a tax deduction in the same amount. Upon the sale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon how long the shares are held by the Participant.

Restricted Stock.   The federal income tax consequences of awards of Restricted Stock are generally governed by Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, a Participant will not recognize income on an award of Restricted Stock, and Bunge will not be allowed a tax deduction until the award vests, unless the Participant makes an election under Section 83(b) of the Code to be subject to taxation upon grant, rather than upon vesting. A Section 83(b) election must be made no later than 30 days following the date of grant. If the election is made, the Participant will recognize ordinary income on the fair market value of the shares on the date of grant and Bunge will generally be entitled to a tax deduction in the same amount.

If a Participant does not make a Section 83(b) election, the Participant will not recognize income based on the full fair market value of the shares included in the award, plus any cash distributed in lieu of fractional shares, at the time of vesting and Bunge will generally be entitled to a tax deduction in the same amount. The amount recognized as income by a Participant, whether in connection with a Section 83(b) election or at the time of vesting, will be subject to ordinary income tax at the rates in effect at that time and will also be subject to all applicable employment tax withholdings.

Any capital gain or loss recognized by a Participant will be either long term or short term.

Restricted Stock Units.   A Participant generally will not recognize income, and Bunge will not be allowed a tax deduction when he or she is awarded Restricted Stock Units or when dividend equivalents are credited on his or her behalf. Participants will recognize ordinary income in an amount equal to the fair market value of the shares of the common shares of Bunge that are delivered when their Restricted Stock Units are settled. Bunge will generally be entitled to a tax deduction in the same amount.

Upon the sale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon how long the shares are held by the Participant.

Deferred Restricted Stock Units.   A Participant will not recognize income, and Bunge will not be allowed a tax deduction, at the time a Deferred Restricted Stock Unit award is granted. Upon issuance of common shares of Bunge in settlement of a Deferred Restricted Stock Unit award, a Participant will recognize ordinary income equal to the fair market value of the common shares of Bunge as of such date, and Bunge will be allowed a corresponding federal income tax deduction at that time.

The foregoing is not to be considered as tax advice to any person who may be a Participant, and any such persons are advised to consult their own tax counsel.

RECOMMENDATION OF THE BOARD

Our Board has unanimously approved the Directors Plan and recommends that shareholders vote FOR the approval of the Directors Plan.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2006, with respect to our equity compensation plans.

	(a)		(b)		(c)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	5,090,730	(2)	$36.69	(3)	4,236,868	(4)
Equity compensation plans not approved by shareholders(5)	12,850	(6)	—	(7)	—	(8)
Total	5,103,580		$36.69		4,236,868

(1)          Includes our Equity Incentive Plan and our 2001 Non-Employee Directors Equity Incentive Plan.

(2)          Includes non-statutory stock options outstanding as to 3,389,291 common shares, time-vested regular restricted stock unit awards outstanding as to 148,988 common shares (including dividend equivalents payable in common shares) and performance-based restricted stock unit awards outstanding as to 1,132,551 common shares (including dividend equivalents payable in common shares) under our Equity Incentive Plan. This number also includes non-statutory stock options outstanding as to 419,900 common shares under our 2001 Non-Employee Directors Equity Incentive Plan. Participants in our Equity Incentive Plan may elect to have their performance-based restricted stock units paid out all in cash (in lieu of common shares), in common shares or in a combination thereof, subject to the discretion of our compensation committee. Participants may also receive dividend equivalent payments that are credited to each participant’s account and paid in our common shares at the time the award is settled.

(3)          Calculated based on non-statutory stock options outstanding under our Equity Incentive Plan and our 2001 Non-Employee Directors Equity Incentive Plan. This number excludes outstanding time-vested regular restricted stock unit and performance-based restricted stock unit awards under the Equity Incentive Plan.

(4)          Includes dividend equivalents payable in common shares. Shares available under our Equity Incentive Plan may be used for any type of award authorized under the plan. Awards under the plan may be in the form of statutory or non-statutory stock options, restricted stock units (including performance-based) or other awards that are based on the value of our common shares. Our Equity Incentive Plan provides that the maximum number of common shares issuable under the plan may not exceed 10% of our issued and outstanding common shares at any time, except that the maximum number of common shares issuable pursuant to grants of statutory stock options may not exceed 5% of our issued and outstanding common shares as of the date the plan first received shareholder approval. This number also includes shares available for future issuance under our 2001 Non-Employee Directors Equity Incentive Plan. Our 2001 Non-Employee Directors Equity Incentive Plan provides that the maximum number of common shares issuable under the plan may not exceed 0.5% of our issued and outstanding common shares at any time. As of December 31, 2006, we had a total of 119,955,645 common shares issued and outstanding.

(5)          Includes our Non-Employee Directors Deferred Compensation Plan.

(6)          Includes rights to acquire 12,850 common shares under our Non-Employee Directors Deferred Compensation Plan pursuant to elections by our non-employee directors.

(7)          Not applicable.

(8)          Our Non-Employee Directors Deferred Compensation Plan does not have an explicit share limit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Directors and Executive Officers

Under Bermuda law, we cannot lend money to our directors without the approval of shareholders representing 90% of our common shares. We have no outstanding loans to any director. In addition, we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors and executive officers.

Transactions with Mutual Investment Limited and its Subsidiaries

Prior to our initial public offering in 2001, we entered into an administrative services agreement with Mutual Investment Limited, our former parent company prior to our initial public offering, under which we provide corporate and administrative services to it, including financial, legal, tax, accounting, human resources administration, insurance, employee benefits plans administration, corporate communication and management information system services. The agreement has a quarterly term that is automatically renewable unless terminated by either party. Mutual Investment Limited pays us for the services rendered on a quarterly basis based on our direct and indirect costs of providing the services. In 2006, Mutual Investment Limited paid us $155,000 under this agreement. In addition, in July 2004, Bunge purchased a wheat mill in Brazil from Mutual Investment Limited for approximately $2 million.

Other Relationships

We purchase agricultural commodities and other products used in our operations in the normal course of business from many suppliers and sell agricultural commodities and fertilizer products to many customers, including companies that are affiliated with some of our non-management directors or their immediate family members. All of these transactions have been in the ordinary course of business and on arms’ length business terms based on market prices. In 2006, none of these transactions were significant, either individually or in the aggregate to Bunge or our directors personally. Further, except as described below, all such transactions fell below the thresholds set forth in the categorical standards for director independence set forth in this proxy statement. From time to time in the ordinary course of business, Bunge has purchased agricultural commodities from, and sold fertilizer products to, Estanar Estancias Argentinas S.A. (“Estanar”), a South American agricultural production company beneficially owned and controlled by the sister of Mr. Octavio Caraballo. Such purchases and sales have been made at market prices. Total amounts paid to Estanar for agricultural commodity purchases in 2006 were approximately $1.4 million and total amounts paid by Estanar to Bunge for fertilizer purchases in 2006 were approximately $1 million. Mr. Caraballo has no beneficial interest or involvement in the activities of this company.

Policy for the Review and Approval of Related Person Transactions

Our corporate governance and nominations committee has adopted a written policy for the review and approval of related person transactions. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Ethics.

Under the policy, our Legal Department will review all actual and proposed related person transactions presented to or identified by it and then present any transaction in which a related person is reasonably likely to have a direct or indirect material interest to the corporate governance and nominations committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the corporate governance and nominations committee will consider all the available and relevant facts and circumstances, including, but not limited to, (a) whether the transaction was the product of fair dealing, (b) the terms of the transaction and whether similar terms would have been obtained from an arms’ length transaction with a third party and (c) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are, therefore, not considered related person transactions for purposes of the policy.

The policy requires that our Legal Department implement certain procedures for the purpose of obtaining information with respect to related person transactions. These procedures include, among other things, (a) informing, on a periodic basis, our directors, executive officers and nominees for director or executive officer of the requirement for directors and executive officers to present possible related party transactions to the Legal Department for review, (b) reviewing questionnaires completed by directors, executive officers and nominees for director and executive officer designed to elicit information about possible related person transactions, (c) developing a list of related persons to assist in identifying related person transactions and (d) reviewing information gathered from the books and records of Bunge Limited and its operating subsidiaries to identify possible related person transactions.

For purposes of the policy, the terms “related person” and “transaction” have the meaning contained in Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Bunge is subject to the SEC reporting requirements applicable to U.S. domestic public companies and its executive officers, directors and certain persons who own ten percent of its common shares are obligated by Section 16(a) of the Exchange Act to file reports of their ownership of Bunge’s common shares with the SEC and to furnish Bunge with copies of the reports.

Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act during 2006.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

To be considered for inclusion in Bunge’s proxy statement for the 2008 Annual General Meeting of Shareholders, presently anticipated to be held on May 23, 2008, shareholder proposals must be received by Bunge no later than December 18, 2007. In order to be included in Bunge-sponsored proxy materials, shareholder proposals will need to comply with the SEC’s Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to Bunge’s Secretary at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

Shareholders may also make proposals that are not intended to be included in Bunge’s proxy statement for the 2008 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2008 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2008 Annual General Meeting. Notice must be must be given in writing and in proper form to the Secretary of Bunge at Bunge’s registered office listed above, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations, not later than December 18, 2007.

In addition, shareholders may submit proposals on matters appropriate for shareholder action at the 2008 Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2008 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date in order to be circulated to shareholders by us. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

DIRECTIONS TO ANNUAL GENERAL MEETING

The Annual General Meeting will be held at 10:00 a.m., Eastern time, on May 25, 2007 at the Sofitel Hotel, 45 West 44th Street, New York City. The telephone number is (212) 354-8844 and the fax number is (212) 354-2480.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

A copy of our 2006 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at www.bunge.com under the captions “About Bunge—Investor Information—SEC Filings” or by writing to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

OTHER MATTERS

We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

By order of the Board of Directors.

James Macdonald
Secretary

Hamilton, Bermuda
April 16, 2007

APPENDIX A

BUNGE LIMITED

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted these guidelines to reflect the Company’s commitment to good corporate governance and to comply with New York Stock Exchange rules and other legal requirements. In furtherance of these goals, the Board has also adopted a Code of Ethics, policies and procedures on securities trading compliance and written charters for each of its Board committees. The Corporate Governance and Nominations Committee will periodically review these guidelines and propose modifications to the Board for consideration as appropriate.

I. Director Responsibilities

A.   Basic Responsibilities

The business affairs of the Company are managed under the direction of the Board, which represents and is accountable to the shareholders of the Company. The Board’s responsibilities include regularly evaluating the strategic direction of the Company, management’s policies and the effectiveness with which management implements its policies and overseeing compliance with legal and regulatory requirements.

The basic responsibility of the directors is to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In discharging that obligation, the directors should inform themselves of all relevant information reasonably available to them. In forming their judgment, directors are entitled to rely in good faith on the accuracy of the records of the corporation and the information, opinions, reports or statements presented to them by the Company’s officers, employees, Board committees, outside advisors and auditors, but the final decision must be made by the directors themselves.

B.   Board and Committee Meetings; Attendance at Shareholder Meetings

Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the Board shall meet at least five times per year.

Each director is free to suggest the inclusion of items on the agenda for the Board meeting and each committee meeting, but it is the Chairman of the Board and the Chair of each committee who will set the final agenda for any meeting. The final agenda of the Board and each committee meeting will be circulated to all Board members prior to the meetings. The Chairman of the Board shall receive copies of all committee notices, agendas and minutes at the same time, and in the same manner, as the members of each committee.

Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should, to the extent practicable, be distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review, and directors are expected to review the provided materials in advance of each meeting.

In addition, it is the policy of the Board that the directors attend the Annual General Meeting of the Company’s shareholders.

C.   Meetings of Non-Management Directors

The non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate.

The non-management directors shall, from time to time, designate a director from among their number to preside at executive sessions of the non-management directors.

D.   Communications with Directors

To facilitate the ability of interested persons to communicate with and make their concerns known to the non-management directors and of shareholders to communicate with the Board, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. These addresses will be disclosed on the Company’s website.

E.   Board Interaction with Institutional Investors, Research Analysts and Media

As a general rule, management will speak on behalf of the Company. Comments and other statements from the entire Board, if appropriate, will generally be made by the Chairman and Chief Executive Officer. It is suggested that, in normal circumstances, each director refer all inquiries from third parties to management.

II. Composition and Selection of the Board

A.   Size and Composition of the Board

The current size of the Board is 12, which the Board believes is appropriate. The Board will assess its size from time to time to determine whether it continues to be appropriate.

B.   Board Membership Criteria

It is the policy of the Board that the Board at all times reflect the following criteria:

Each director will at all times exhibit high standards of ethics, integrity commitment and accountability and should be committed to promoting the long-term interests of the Company’s shareholders.

The Board will encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to the Company’s operations and interests.

The Corporate Governance and Nominations Committee will recommend director nominees to the Board in accordance with the policies and principles in its Charter and in these Guidelines. The invitation to stand for election to the Board shall be extended by the Chairman of the Board on behalf of the Board.

C.   Independence of Directors

The Board will have a substantial majority of directors who meet the requirements for independence required by the New York Stock Exchange for listed U.S. companies.

Whether directors are independent will be reviewed annually in connection with the preparation of the Company’s proxy statement. The Corporate Governance and Nominations Committee as well as the Board will review commercial and other relationships between directors and the Company to make a determination regarding the independence of each of the directors, but the final independence determination will be made by the Board after due deliberation. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto. Each independent director is expected to notify the Chair of the Corporate Governance and Nominations Committee, as soon as reasonably practicable, if his or her personal circumstances change in a manner that may affect the Board’s evaluation of such director’s independence.

D.   Membership on Other Boards, Interests in Competitors

Directors must inform the Chairman of the Board and the Chair of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board.

No director may sit on the board of, or beneficially own more than 1% of the outstanding equity securities of (other than through mutual funds or similar non-discretionary, undirected arrangements), any of the Company’s competitors in its principal lines of business.

E.   Sale and Purchase of Company Securities

Directors must comply with the terms of the Company’s Policies Regarding Pre-Clearance of Securities Trades and use of Derivative Securities and the Company’s Corporate Policy and Procedure on Insider Trading in connection with any proposed transaction in Company securities.

F.   Changes in Current Job Responsibility

Directors, including employee directors, who retire from the job or the principal responsibility they held when they were selected for the Board or who accept employment with any of the Company’s competitors in its principal lines of business shall submit their resignation from the Board to the Corporate Governance and Nominations Committee who may choose (1) to accept such resignation or (2) to submit such resignation for consideration by the Board, with any decision by the Board requiring a two-thirds super-majority vote.

G.  Term Limits and Mandatory Retirement

The Board has not established any term limits to an individual’s membership on the Board. No director having attained the age of 70 shall be nominated for re-election or re-appointment to the Board.

III. Board Committees

A.   Composition and Responsibilities

The Board will have at all times an Audit Committee, a Compensation Committee, a Corporate Governance and Nominations Committee, a Finance and Risk Management Policy Committee and any other committee the Board deems appropriate. All of the members of the committees will meet the criteria for independence set forth above and will be appointed by the Board. The Board will also appoint the Chair of each committee.

The Board will annually review committee assignments and will consider the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

B.   Charters

The Board has adopted written charters setting forth the purposes, goals and responsibilities of each of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominations Committee and the Finance and Risk Policy Committee, and will adopt such charters for any other committees that the Board deems appropriate. Each committee charter will also address qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

IV. Director Access to Officers, Employees and Independent Advisors

A.   Access to Management and Employees

Directors will have full and unrestricted access to officers and employees of the Company at reasonable times and with reasonable notice and in a manner that will not unreasonably affect the performance by these officers or employees of their duties and responsibilities and that will not undermine management’s oversight responsibility.

B.   Access to Independent Advisors

The Board and each committee have the power to hire legal, financial or other advisors, as they may deem necessary, as set forth in each committee’s charter. Each committee that hires a legal, financial or other advisor shall promptly notify the Board of such hiring. The Company will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors and, in the case of the Audit Committee, independent auditors.

V. Director Orientation and Continuing Education

All new directors will receive these Corporate Governance Guidelines and will participate in the Company’s orientation initiatives as soon as practicable after the annual meeting at which new directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with the Company’s business, its strategic plans, its significant financial, accounting and risk management issues and its compliance programs as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend orientation initiatives.

The Corporate Governance and Nominations Committee and members of senior management of the Company as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

VI. Director Compensation

The Compensation Committee will annually review and recommend, and the Board will approve, the form and amount of director compensation. It is the Company’s policy that a significant portion of director compensation be in the form of Company shares or equity-based awards. The Board will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

The Board believes that director stock ownership helps to align the interests of directors with those of the Company’s shareholders. Within five years of May 27, 2005 (or for new directors within five years of becoming a director), each non-employee director is expected to own common shares of the Company (including restricted stock units under the Company’s deferred compensation plan for non-employee directors and 50% of the value of vested, in-the-money stock options) having a market value of at least three times the annual retainer fee paid by the Company to its non-employee directors.

VII. Chief Executive Officer Evaluation and Management Succession

The Compensation Committee shall review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation, in each case after obtaining the views of the other Board members and after reviewing its evaluation with the Board. The Compensation Committee will inform the Board of its decisions with respect to the compensation of the Chief Executive Officer and the direct reports to the Chief Executive Officer.

The Board will review at least annually succession planning for the Chair and Chief Executive Officer. The Board will work with the Compensation Committee and the Corporate Governance and Nominations Committee to evaluate and, as necessary, nominate successors to the Chair and Chief Executive Officer.

The Chair and Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors to his or her own and other senior management positions, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

VIII. Annual Performance Evaluation

The Corporate Governance and Nominations Committee, on behalf of the Board, will conduct an annual evaluation of the Board to determine whether it is functioning effectively. The Corporate Governance and Nominations Committee will also establish criteria for the annual self-evaluations of each committee. The Board and committee assessments will focus on the contribution to the Company by the Board and each committee, and will specifically focus on areas in which a better contribution could be made. The final Board and committee evaluations will be discussed with the Board following their completion.

IX. Director Insurance, Indemnification and Exculpation

The Company intends to, and the directors shall be entitled to have the Company, purchase reasonable directors’ and officers’ liability insurance on behalf of the directors to the extent reasonably available and in amounts to be approved by the Board. In addition, the directors will receive the benefits of indemnification provided by the Company’s Memorandum of Association and Bye-laws.

Annex A

Categorical Standards of Director Independence

In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.

(1)   A director will not be independent if:

•       the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years,

•       (i) the director or the director’s immediate family member is a current partner of a firm that is Bunge’s external auditor; (ii) the director is a current employee of such firm; (iii) the director has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or the director’s immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge’s audit within that time,

•       a present executive officer of Bunge serves or served on the compensation committee of the board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years,

•       the director or the director’s immediate family member received, during any 12-month period within the preceding three years, more than $100,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service or

•       the director is a current employee, or the director’s immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

(2)   In addition, in order to assist it in determining what constitutes a material relationship, the board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director’s independence:

•       the director or the director’s immediate family member is a director or executive officer of, or employed by, another company that sells to or purchases from Bunge agricultural commodity, fertilizer or other products sold by Bunge in the ordinary course of business, provided that such transactions are on arm’s length terms,

•       the director or the director’s immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products sold by Bunge in the ordinary course of business, provided that such transactions are on arm’s length terms, and

•       transactions or relationships that ended prior to the beginning of Bunge’s most recently completed three-year fiscal period.

For purposes of these standards, immediate family members include a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.

For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board’s determination of each director’s independence will be disclosed annually in Bunge’s proxy statement.

Appendix B

BUNGE LIMITED
2007 NON-EMPLOYEE DIRECTORS
EQUITY INCENTIVE PLAN

Bunge Limited, a company incorporated under the laws of Bermuda (“Bunge”), hereby establishes an equity compensation plan to be known as the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan (the “Plan”). The Plan shall become effective as of the Effective Date, as defined in Section 14. Subject to approval by the shareholders of Bunge, upon the Effective Date no further Awards shall be granted pursuant to the Bunge Limited Non-Employee Directors Equity Incentive Plan, as amended from time to time. Capitalized terms that are not otherwise defined in the text of the Plan are defined in Section 2.

1.   Purpose

The purpose of the Plan is to promote the long-term growth and financial success of Bunge and its Subsidiaries by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its shareholders.

2.   Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Annual Meeting” means the annual general meeting of the Company’s shareholders.

“Award” means, individually or collectively, any Director Option, Restricted Stock, Restricted Stock Unit or Deferred Restricted Stock Unit granted pursuant to the Plan.

“Award Document” means the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain such terms and conditions not inconsistent with the Plan as the Committee may determine and which shall incorporate the Plan by reference.

“Board” means the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in the Bunge Limited Equity Incentive Plan as in effect from time to time, or any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common shares, par value $0.01 per share, of Bunge.

“Company” means Bunge Limited or any successor to substantially all its business.

“Date of Grant” means the date on which an Award is granted to a Non-Employee Director under the Plan

“Deferral Election” has the meaning set forth in Section 12.

“Deferred Restricted Stock Unit” means an Award representing a right to receive one Share of Common Stock granted to a Non-Employee Director pursuant to Section 10.

“Director Option” means an Award representing a right to purchase one Share of Common Stock granted to a Non-Employee Director pursuant to Section 7.

“Dividend Equivalent” means a right to receive payment in accordance with Section 11 based on the value of a regular cash dividend paid by the Company on a Share of Common Stock.

“Effective Date” means the effective date of the Plan provided for in Section 14.

“Fair Market Value” of a Share of Common Stock as of any date means:

(i)    if the Common Stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), (a) the closing price of a Share quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Committee, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted;

(ii)   if the Common Stock is not then listed on an established stock exchange or the NASDAQ National Market, the average of the closing bid and asked prices for a  Share in the over-the-counter market as quoted on The NASDAQ Small Cap or OTC Electronic Bulletin Board, as appropriate, on such date; or

(iii)  if the Common Stock is not then listed on an established stock exchange or quoted in the over-the-counter market, an amount determined in good faith by the Committee; provided, however, that, when appropriate, the Committee, in determining Fair Market Value of the Common Stock, may take into account such factors as it may deem appropriate under the circumstances.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Option Term” means the term of a Director Option as set forth in Section 7(b).

“Permanent Disability” means a physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board for any period of six consecutive months. Any dispute as to whether a Non-Employee Director suffers from a Permanent Disability shall be resolved by a physician mutually acceptable to the Non-Employee Director and the Committee (or if such Non-Employee Director and the Committee cannot mutually agree on a physician, a physician chosen by the Chief of Staff of Westchester Medical Center), whose decision shall be final and binding.

“Plan Limit” has the meaning set forth in Section 4(a).

“Restricted Stock” means a Share of Common Stock granted to a Non-Employee Director pursuant to Section 8.

“Restricted Stock Unit” means an Award representing a right to receive one Share of Common Stock granted to a Non-Employee Director pursuant to Section 9.

“Retirement” shall mean a Non-Employee Director’s retirement from the Board in accordance with the retirement policy then in effect for Board members.

“Shares” means shares comprising the Common Stock.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which Bunge, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which Bunge, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3.   Administration of the Plan

The Plan shall be administered by the Committee, which shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations and make such determinations (including, without limitation, factual and legal determinations) as it considers necessary or appropriate to carry out the Plan’s purposes. Subject to the provisions of the Plan, the Committee has the authority to (i) grant discretionary Awards under the Plan; (ii) determine the time or times when Awards are made under the Plan; (iii) determine the number, amount and type of Awards granted under the Plan; (iv) determine the terms and conditions of Awards; (v) prescribe the form or forms of Award Documents and (vi) accelerate the vesting or settlement of any Award, the lapse of restrictions on any Award and the date on which any Award first becomes exercisable.

The Committee shall have the authority to interpret and construe the Plan, all Awards and all Award Documents issued pursuant to the Plan and to correct any defects, supply any omissions and/or reconcile any inconsistencies therein. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan (other than its power to delegate) to a subcommittee consisting of one or more members of the Committee, any such delegation to be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. References in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of any such delegation, be deemed to include a reference to any such committee to which authority hereunder has been delegated. The Committee may also delegate administrative duties under the Plan to an employee of the Company.

4.   Shares Available

(a)   General. Subject to adjustment as provided in Section 16, the maximum number of Shares of Common Stock that may be subject to Awards issued under the Plan (the “Plan Limit”) shall be 600,000 Shares.

(b)   Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of Shares of Common Stock that remain available for issuance under the Plan, the number of Shares shall be determined as follows:

(i)    each Share subject to a Director Option shall reduce the Plan Limit by one Share of Common Stock;

(ii)   each Share subject to an Award of Restricted Stock, Deferred Restricted Stock Units or Restricted Stock Units shall reduce the Plan Limit by 2.2 Shares of Common Stock; and

(iii)  the number of Shares subject to an Award that is forfeited, cancelled or expires for any reason without having been settled or delivered shall be added back to the Plan Limit and shall again be available for Awards under the Plan.

The number of Shares remaining for issuance shall be reduced by the number of Shares subject to outstanding Awards in the manner provided above. Shares of Common Stock shall be made available from authorized but unissued Shares, treasury shares (if applicable) or may be purchased on the open market or by private purchase.

5.   Eligibility

Awards shall be granted only to Non-Employee Directors.

6.   Awards in General

(a)   Grant of Awards. Unless otherwise determined by the Committee, Awards shall be granted under the Plan as follows:

(i)    upon a Non-Employee Director’s initial election or appointment to the Board; and

(ii)   to a Non-Employee Director who continues to be a member of the Board as of the date of an Annual Meeting.

All Awards granted by the Committee shall be subject to the approval of the Board. Notwithstanding any provision herein to the contrary, a Non-Employee Director who is elected or appointed to the Board other than on the date of an Annual Meeting shall receive, as of the date of such election or appointment, a pro-rata portion of the Awards made to Non-Employee Directors generally on the immediately preceding Date of Grant based on the number of days from the date of election or appointment to the next Annual Meeting, divided by 365. To the extent practicable, such Award(s) shall be made in the same form as the Award(s) made as of such Date of Grant.

(b)   Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document and such terms and conditions shall not be inconsistent with the Plan and shall include, without limitation, the date on which the Award was granted and the amount and type of such Award.

7.   Terms and Conditions of Director Options

(a)   General. The Committee shall determine the number of Director Options (if any) that may be granted to a Non-Employee Director. Director Options shall be nonqualified stock options and are not intended to qualify as “incentive stock options” under Section 422 of the Code. The exercise price per Share of Common Stock subject to each Director Option shall be equal to the Fair Market Value of a Share on the Date of Grant.

(b)   Option Term. Each Director Option shall expire on the tenth anniversary of the Date of Grant or such earlier time as set forth in the Plan or an applicable Award Document.

(c)   Vesting. Subject to earlier forfeiture or accelerated vesting as provided herein, Director Options shall become fully vested and exercisable not earlier than the third anniversary of the applicable Date of Grant. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) all Director Options shall be immediately vested and exercisable upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any Director Options that are not vested at the time of such termination shall be forfeited and cancelled without any payment.

(d)   Notice of Exercise. Subject to the other terms and conditions of the Plan, a Non-Employee Director may exercise all or any portion of a vested Director Option by giving notice of exercise to the Company or its designated agent; provided, however, that no fewer than one hundred (100) Shares of Common Stock may be purchased upon any exercise of a Director Option unless the number of Shares purchased at such time is the total number of Shares in respect of which the Director Option is then exercisable, and provided further, that in no event shall the Director Option be exercisable for a fractional Share. The date of exercise of a Director Option shall be the later of (i) the date on which the Company or its agent receives such notice or (ii) the date on which the conditions provided in Sections 7(e) and 7(g) are satisfied.

(e)   Form of Payment. The exercise price of a Director Option may be paid in (i) cash or (ii) by any other method as approved by the Committee. In accordance with the rules and procedures authorized by the Committee for this purpose, a Director Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time. Notwithstanding any provision herein to the contrary, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any Non-Employee Director through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 and Bermuda law.

(f)    Termination of Service. Unless otherwise determined by the Committee, (i) in the event of a Non-Employee Director’s termination of service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board, all outstanding, vested Director Options held by such Non-Employee Director shall remain exercisable until the earlier of (x) the third anniversary of the date of such termination or (y) the expiration of the Option Term and (ii) if a Non-Employee Director’s service to the Board terminates for any other reason, all outstanding, vested Director Options held by such Non-Employee Director shall remain exercisable for the ninety (90) day period immediately following such termination (unless such Director Options expire earlier upon expiration of the Option Term).

(g)   Limitation on Exercise. A Director Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(h)   Shareholder Rights. A Non-Employee Director shall have no rights as a shareholder with respect to any Common Stock issuable upon exercise of a Director Option until such Shares shall have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate. No adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date upon which the Non-Employee Director becomes the holder of record thereof.

(i)    Issuance of Shares. Subject to the foregoing conditions, after the Company’s receipt of a proper notice of exercise and payment of the exercise price for the number of Shares of Common Stock with respect to which a Director Option is exercised, Shares shall be issued in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy. Any fractional share of Common Stock shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

8.   Terms and Conditions of Restricted Stock

(a)   General. The Committee shall determine the number of Shares of Restricted Stock (if any) that may be granted to a Non-Employee Director.

(b)   Vesting. Subject to earlier forfeiture or accelerated vesting as provided herein, Restricted Stock shall fully vest not earlier than the third anniversary of the applicable Date of Grant. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) Restricted Stock shall be immediately vested upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event  a Non-Employee Director’s service on the Board terminates for any other reason, any Restricted Stock that is not vested at the time of such termination shall be forfeited without any payment.

(c)   Shareholder Rights. A Non-Employee Director shall have all rights of a shareholder as to the Shares of Restricted Stock (including the right to receive regular cash dividends and to vote). Dividends shall be subject to the same terms and conditions (including vesting) as the underlying Shares of Restricted Stock and shall be distributed to a Non-Employee Director upon vesting of such Shares. None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, unless such Shares have vested.

(d)   Issuance of Shares. As soon as practicable following the grant of an Award, the Restricted Stock shall be registered in the Non-Employee Director’s name in one or more stock certificates or book entry form in the discretion of the Company. If a certificate is issued it shall include such restrictions as the Company deems appropriate and shall be held by the Company until the restrictions lapse. On the date on which the Restricted Stock vests, all restrictions shall lapse. If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy. Any fractional share of Common Stock shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

9.   Terms and Conditions of Restricted Stock Units

(a)   General. The Committee shall determine the number of Restricted Stock Units (if any) that may be granted to a Non-Employee Director.

(b)   Vesting. Subject to earlier forfeiture or accelerated vesting as provided herein, each Restricted Stock Unit shall fully vest not earlier than the third anniversary of the applicable Date of Grant. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) a Restricted Stock Unit shall be immediately vested upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any Restricted Stock Unit that is not vested at the time of such termination shall be forfeited and cancelled without any payment.

(c)   Shareholder Rights. A Non-Employee Director shall not have any rights as a shareholder with respect to the Shares of Common Stock underlying any Restricted Stock Unit until such Shares have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate. None of the Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of unless such Restricted Stock Units vest and are paid in Shares.

(d)   Settlement of Restricted Stock Units. Subject to Section 12, on the date on which the Restricted Stock Units vest, all restrictions covering such Restricted Stock Units shall lapse and the Restricted Stock Units shall be payable in Shares of Common Stock and shall be evidenced in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws or Company policy. Any fractional Share shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

10.   Terms and Conditions of Deferred Restricted Stock Units

(a)   General. The Committee shall determine the number of Deferred Restricted Stock Units (if any) that may be granted to a Non-Employee Director.

(b)   Vesting. Unless otherwise determined by the Committee and subject to earlier forfeiture or accelerated vesting as provided herein, each Deferred Restricted Stock Unit shall fully vest on the first anniversary of the applicable Date of Grant. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) a Deferred Restricted Stock Unit shall be immediately vested upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Permanent Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any Deferred Restricted Stock Unit that is not vested at the time of such termination shall be forfeited and cancelled without any payment.

(c)   Shareholder Rights. A Non-Employee Director shall not have any rights as a shareholder with respect to the Shares of Common Stock underlying any Deferred Restricted Stock Unit until such Shares have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate. None of the Deferred Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of unless such Deferred Restricted Stock Units vest and are paid in Shares.

(d)   Settlement of Deferred Restricted Stock Units. Subject to Section 12, Shares of Common Stock attributable to a Non-Employee Director’s vested Deferred Restricted Stock Units shall be paid out to such Non-Employee Director in a lump sum not earlier than the third anniversary of the applicable Date of Grant. Upon payment, all restrictions covering such Deferred Restricted Stock Units shall lapse and the Deferred Restricted Stock Units shall be payable in Shares of Common Stock and shall be evidenced in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws or Company policy. Any fractional Share shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

11.   Dividend Equivalents

A Non-Employee Director shall be entitled to receive Dividend Equivalents on Restricted Stock Units and Deferred Restricted Stock Units in the event the Company pays a regular cash dividend with respect to the Common Stock. Dividend Equivalents shall be deemed to be reinvested in Shares. The Company shall maintain a bookkeeping record with respect to the Dividend Equivalents and such Dividend Equivalents shall be credited to a Non-Employee Director’s account on the date that the Company pays such regular cash dividend. Dividend Equivalents shall accrue on the Restricted Stock Units and Deferred Restricted Stock Units until such time as such Awards are settled and paid in Shares of Common Stock. If the Non-Employee Director elects to defer settlement of any Restricted Stock Units and Deferred Restricted Stock Units, such Awards shall continue to earn additional Dividend Equivalents during the deferral period and such additional Dividend Equivalents shall be deferred subject to the same terms and conditions as the Restricted Stock Units and Deferred Restricted Stock Units to which the Dividend Equivalents originally related. Payment of Dividend Equivalents that have been credited to the Non-Employee Director’s account will not be made with respect to any Restricted Stock Units and Deferred Restricted Stock Units that do not vest and are cancelled. Any fractional Dividend Equivalents shall be paid in cash.

12.   Right to Elect to Defer Awards.

The Committee may permit any Non-Employee Director to elect to defer receipt of the value of all or any portion of Restricted Stock Units or Deferred Restricted Stock Units until a date subsequent to the settlement date of the Restricted Stock Units or Deferred Restricted Stock Units (the “Deferral Election”). Any Deferral Election must be made by a Non-Employee Director in such manner as specified in the rules and procedures to be established by the Committee.

13.   Transferability

Awards may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Non-Employee Director’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”). Any Awards transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Non-Employee Director. A Non-Employee Director shall notify the Company in writing prior to any proposed transfer of an Award to a Permitted Transferee and shall furnish the Company, upon request, with information concerning such Permitted Transferee’s financial condition and investment experience.

14.   Term

The “Effective Date” is May 25, 2007, assuming the Plan is approved by an affirmative vote of the holders of a majority of the Shares present, or represented, and entitled to vote at the 2007 Annual Meeting. Unless earlier terminated in accordance with Section 15, the Plan shall expire on the tenth anniversary of the Effective Date (the “Expiration Date”). No Awards shall be granted under the Plan after the Expiration Date. However, the expiration of the Plan shall not affect Awards made on or prior to the Expiration Date, which Awards shall remain outstanding subject to the terms hereof.

15.   Amendments

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Awards to be issued to a Non-Employee Director; provided, however, that any amendment which under the requirements of applicable law or a stock exchange rule must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule. Notwithstanding the foregoing, no Director Option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price (other than as provided in Section 16) without the approval of the Company’s shareholders.

No termination or amendment of the Plan that would adversely affect a Non-Employee Director’s rights under the Plan with respect to any Award made prior to such action shall be effective as to such Non-Employee Director unless he or she consents thereto.

16.   Recapitalization or Reorganization

(a)   Authority of the Company and Shareholders. The existence of the Plan or Awards hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, amalgamation or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the winding up, dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)   Change in Control. In addition to the alternatives described in Section 16(c), in the event of a Change in Control, the Committee may take such measures as it deems appropriate with respect to any outstanding Awards, which measures may include, without limitation, the acceleration of vesting, the rollover of outstanding Awards into awards exercisable for or subject to the acquirer’s securities, the cash out of vested Awards or any combination of the foregoing; provided, however, that unless the Committee determines otherwise, in the event of a Change in Control, all outstanding Awards shall become fully vested immediately prior to the consummation of such Change in Control transaction.

(c)   Change in Capitalization. The number and kind of Shares authorized for issuance under Section 4(a) shall be equitably adjusted in the event of a stock split, subdivision, stock dividend, bonus issue, recapitalization, reorganization, merger, amalgamation, consolidation, division, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of Shares subject to any outstanding Awards and the exercise price per Share shall be equitably adjusted in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Awards. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

17.   No Right to Re-election

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

18.   Governing Law

The Plan and all agreements, including, without limitation, any Award Document, entered into under the Plan shall be construed in accordance with and subject to the laws of the state of New York.

19.   Unfunded Plan

The Plan is unfunded. Prior to the exercise of any Awards, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock with respect to awards hereunder.

20.   Compliance with Rule 16b-3

It is the Company’s intent that the Plan and the Awards comply in all respects with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and any related regulations. If the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee shall have the right, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

21.   Section 409A of the Code

Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

22.   Stated Periods of Time

In the event that any period of days, months or years set forth in the Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
1.	To elect four nominees listed below as Class I Directors, and to elect one nominee listed below as a Class II Director.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	1a Jorge Born, Jr. (Class I)	☐	☐	☐	2.

To appoint Deloitte & Touche LLP as Bunge Limited’s independent auditors for the fiscal year ending December 31, 2007 and to authorize the audit committee of the Board of Directors to determine the independent auditors’ fees.

							☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	1b Bernard de La Tour d'Auvergne Lauraguais (Class I)	☐	☐	☐	3.	To approve the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan as set forth in the proxy statement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
	1c William Engels (Class I)	☐	☐	☐	4.	For any other matter properly coming before the Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder.

		FOR	AGAINST	ABSTAIN
	1d L. Patrick Lupo (Class I)	☐	☐	☐	I/We designate _____________________________________________________(please print name) as my/our proxy in the place of the proxies designated on the reverse hereof.

		FOR	AGAINST	ABSTAIN
	1e Octavio Caraballo (Class II)	☐	☐	☐

Signature __________________________ Signature/Title ____________________________ Date ______________, 2007

Signature of Shareholder(s) – please sign YOUR name exactly as imprinted (do not print). THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NOTE: If acting as officer, attorney, executor, trustee, or in representative capacity, sign name and title. If shares are held jointly, EACH holder should sign. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

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Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE PROXY
APPOINTMENT, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy appointment is available through 11:59 PM Eastern Time on May 24, 2007.

Your Internet or telephone proxy appointment authorizes the designated proxies to vote your shares in the same
manner as if you marked, signed and returned your proxy card.

To select a proxy other than the designated proxies, you must return your proxy card by mail.
On the proxy card, cross off the designated proxies and write in your selection in the space under number 4 above.

INTERNET http://www.proxyvoting.com/bg Use the internet to appoint your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to appoint your proxy. Have your proxy card in hand when you call.

If you appoint your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Please see the Admission Ticket on the Reverse Side

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BUNGE LIMITED
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 25, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUNGE LIMITED

The undersigned holder(s) of common shares of Bunge Limited hereby appoint Alberto Weisser or, failing him, Andrew J. Burke or, failing him, Jorge Frias, or, instead of such persons (if you wish to select a proxy other than the designated proxies, please draw a line through the designated proxies’ names), the person indicated on the reverse side hereof, as my/our proxy to vote on my/our behalf at the annual general meeting of shareholders of Bunge Limited to be held on the 25th day of May 2007, at 10:00 A.M., Eastern time, and at any adjournment or postponement thereof. I/We revoke all previous proxies and acknowledge receipt of the notice of the annual general meeting of shareholders and the proxy statement. The common shares represented by this proxy are held as of March 30, 2007, and shall be voted in the manner set forth on the reverse side hereof.

Please complete, sign and date the reverse side of this proxy and return it in the postage pre-paid (if mailed in the United States) envelope we have provided or return it to Bunge Limited c/o Mellon Investor Services LLC, Proxy Tabulation Department, 480 Washington Blvd., Jersey City, NJ 07310, so that it is received BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 24, 2007.

We encourage you to specify how you would like to vote by marking the appropriate boxes. If you wish to vote in accordance with the Board of Directors’ recommendations, you do not need to mark any boxes; simply return the signed proxy card. The Board of Directors recommends a vote FOR Proposals (1) - (3). Therefore, unless otherwise specified, the vote represented by your proxy will be cast FOR Proposals (1) - (3).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT, UNLESS YOU PROPERLY REVOKE IT.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

ADMISSION TICKET

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2007 Annual General Meeting
of
Shareholders
of
Bunge Limited
May 25, 2007
10:00 A.M., Eastern Time

Sofitel Hotel
45 West 44th Street
New York, NY

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